Exhibit 10.14

                       AMENDED AND RESTATED LOAN AGREEMENT

                             Dated as of May 5, 2004

      GRISTEDE'S FOODS, INC., a Delaware corporation having its principal place of business at 823 Eleventh Avenue, New York, New York 10019 (the "Borrower"), each of the Subsidiaries of the Borrower listed on Schedule 1 annexed hereto (each individually, a "Guarantor" and collectively, the "Guarantors") (the Borrower and the Guarantors, collectively, the "Credit Parties"), CITIBANK, N.A., a national banking association, having an office at 666 Fifth Avenue, New York, New York 10103 ("Citibank" or a "Bank") ("Citibank" or a "Bank") ISRAEL DISCOUNT BANK OF NEW YORK, a New York banking organization, having an office at 511 Fifth Avenue, New York, New York 10017 ("Israel Discount" or a "Bank") and BANK LEUMI USA, a New York trust company, having an office at 562 Fifth Avenue, New York, New York 10036 ("Leumi" or a "Bank") ("Leumi" or a "Bank") and CITIBANK, N.A., as agent for the Banks (the "Agent") hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Affiliate" means, as to any Person (i) a Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person; (ii) a Person which directly or indirectly beneficially owns or holds ten (10%) percent or more of any class of voting stock of, or ten (10%) percent or more of the equity interest in, such Person; or (iii) a Person ten (10%) percent or more of the voting stock of which, or ten (10%) or more of the equity interest of which, is directly or indirectly beneficially owned or held by such Person. The term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

      "Agent" means Citibank, N.A., or any bank which succeeds to the position of Agent, as provided in this Agreement.

      "Agreement" means this Amended and Restated Loan Agreement, as amended, supplemented or modified from time to time.

      "Asset Sale Recapture Event" means any sale of assets by the Borrower or any Guarantor other than in the ordinary course of business.

      "Asset Sale Recapture Payment" means one hundred (100%) percent of the "net proceeds" of an Asset Sale Recapture Event. In the case of an Asset Sale Recapture Event in which assets are sold solely for cash, the "net proceeds" shall be the sales price for the assets less reasonable and customary out-of-pocket expenses associated with such sale. In the case of an Asset Sale Recapture Event in which assets are sold for cash and debt, the "net proceeds" shall be the cash portion of the sale price for the assets less reasonable and customary out-of-pocket expenses associated with such sale plus an assignment of the promissory notes representing the non-cash portion of the sale.

      "Bank" or "Banks" means one or more, as the context requires, of Citibank, Israel Discount, Leumi and each other lender which becomes a party to this Agreement.

      "Benefit Arrangement" means an employee benefit plan, within the meaning of Section 3(3) of ERISA, which is neither a Plan nor Multiemployer Plan, and which is maintained, sponsored or otherwise contributed to by the Borrower or any ERISA Affiliate.

      "Board of Governors" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Borrowing Base" means 85% of the Credit Parties' Eligible Accounts Receivable plus 65% of the Credit Parties' Eligible Warehouse Inventory (as reasonably determined by the Agent) plus 50% of the Credit Parties' Eligible Retail Inventory (as reasonably determined by the Agent).

      "Business Day" means (i) a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) if the relevant day relates to a Eurodollar Loan, an Interest Period, or notice with respect to a Eurodollar Loan, a day on which dealings in Dollar deposits are carried on in the London interbank market.

      "Capital Lease" means a lease which has been or should be, in accordance with GAAP, capitalized on the books of the lessee.

      "Collateral" means all property which is subject to, or is to be subject to, the Liens granted by the Security Agreements.

      "Commitment" means, with respect to each Bank, the aggregate obligations of such Bank to (i) make its proportionate share of Revolving Credit Loans to the Borrower, and (ii) make its proportionate share of the Term Loan to the Borrower, in each case pursuant to the terms and conditions of this Agreement, and in each case in the aggregate Dollar amount set forth in Schedule 1.01-A annexed hereto.

      "Consolidated Capital Expenditures" means, as to any Person, the aggregate amount of any expenditures (including such expenditures financed by purchase money Debt or secured by purchase money Liens) by such Person and its Consolidated Subsidiaries for assets (including fixed assets acquired under Capital Leases) which it is contemplated will be used or usable in fiscal years subsequent to the year of acquisition, all computed and consolidated in accordance with GAAP.

      "Consolidated Cash Capital Expenditures" means, as to any Person, the aggregate amount of Consolidated Capital Expenditures less expenditures financed by Capital Leases (including such expenditures financed by purchase money Debt or secured by purchase money Liens).

      "Consolidated Current Liabilities" means, as to any Person, the aggregate amount of all liabilities of such Person and its Consolidated Subsidiaries (including tax and other proper accruals) which would be properly classified as current liabilities, all computed and consolidated in accordance with GAAP.

      "Consolidated Funded Debt" means, as to the Borrower and its Consolidated Subsidiaries, the aggregate of the Funded Debt of the Borrower and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.

      "Consolidated Subordinated Debt" means, as to any Person, all of the Subordinated Debt of such Person and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.


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

      "Consolidated Subsidiaries" means, as to any Person, those Subsidiaries of such Person which are consolidated with such Person in the financial statements delivered pursuant to Section 5.01(b).

      "Consolidated Tangible Net Worth" means, as to any Person, the excess of
(i) (a) such Person's Consolidated Total Assets, less all intangible assets properly classified as such in accordance with GAAP, including, but without limitation, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits and goodwill, plus (b) such Person's Consolidated Subordinated Debt, over (ii) such Person's Consolidated Total Liabilities.

      "Consolidated Total Assets" means, as to any Person, the aggregate net book value of the assets of such Person and its Consolidated Subsidiaries after all appropriate adjustments in accordance with GAAP (including without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization and excluding the amount of any write-up or revaluation of any asset, other than that arising from (i) the consummation of the Acquisition (as defined in the Prior Agreement), and (ii) the accounting by the Borrower for any future acquisition of store #53 or store #514 (formerly known as store #414).

      "Consolidated Total Liabilities" means, as to any Person, all of the liabilities of such Person and its Consolidated Subsidiaries, including all items which, in accordance with GAAP, would be included on the liability side of the balance sheet (other than capital stock, capital surplus and retained earnings) computed and consolidated in accordance with GAAP.

      "Consolidated Total Unsubordinated Liabilities" means, as to any Person, the excess of (i) such Person's Consolidated Total Liabilities over (ii) the sum of (a) such Person's Consolidated Subordinated Debt, and (b) unsecured advances from Affiliates not subordinated to the Banks.

      "Debt" means, as to any Person, (i) all indebtedness or liability of such Person for borrowed money; (ii) indebtedness of such Person for the deferred purchase price of property or services (excluding trade obligations); (iii) obligations of such Person as a lessee under Capital Leases; (iv) current liabilities of such Person in respect of unfunded vested benefits under any Plan; (v) obligations of such Person under letters of credit issued for the account of such Person; (vi) obligations of such Person arising under acceptance facilities; (vii) obligations secured by any Lien on property owned by such Person whether or not the obligations have been assumed; and (viii) all other liabilities for borrowed


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

money and which are recorded as such, or which should be recorded as such, on such Person's financial statements in accordance with GAAP.

      "Default" means any of the events specified in Section 6.01 of this Agreement, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

      "Dollars" and the sign "$" mean lawful money of the United States of America.

      "EBITDA" means, as to the Borrower and its Subsidiaries for any period, the sum of (i) net income (excluding extraordinary gains and losses), plus (ii) interest expense, plus (iii) depreciation expense, plus (iv) amortization of intangible assets, plus (v) federal, state and local income taxes deducted in calculating net income, plus (vi) non-cash rent leveling expenses, plus (vii) non-cash items permitted by GAAP, plus (viii) for each fiscal quarter, such additional Subordinated Debt which is effective as of such quarter end, in each case measured for the Borrower and its Subsidiaries on a consolidated basis for such period, computed and consolidated in accordance with GAAP.

      "EBITDAR" means, as to the Borrower and its Subsidiaries for any period, the sum of (i) EBITDA, plus (ii) rent expense, in each case measured for the Borrower and its Subsidiaries on a consolidated basis for such period, computed and consolidated in accordance with GAAP.

      "Eligible Accounts Receivable" means those accounts receivable of the Credit Parties which (i) arise in the ordinary course of business, (ii) are subject to a first, perfected security interest of the Agent, and (iii) are evidenced by an invoice or other documentary evidence reasonably satisfactory to the Agent provided, however no account receivable shall be an Eligible Account Receivable if:

            (a) it arises out of a sale made by a Credit Party to an Affiliate of a Credit Party or to a person controlled by such an Affiliate;

            (b) it is due or unpaid more than ninety (90) days after its invoice (thirty (30) days in the case of credit card receivable);

            (c) the account receivable is from an account debtor of which fifty (50%) percent or more of such account debtor's accounts receivable are otherwise ineligible hereunder;

            (d) any covenant, representation or warranty contained in any Loan Document with respect to such account receivable has been breached;

            (e) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under any state or federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under any state or federal bankruptcy law has been filed against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, called a meeting of its creditors, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets of affairs;

            (f) the sale to the account debtor is on a guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

            (g) the account debtor is the United States of America, any state or any department, agency or instrumentality of the United States of America or any state;

            (h) the account debtor is not domiciled in the United States;

            (i) the goods giving rise to such account receivable have not been shipped and delivered to or have been rejected by the account debtor or the services giving rise to such receivable have not been performed by the Credit Parties or have been rejected by the account debtor or the account receivable otherwise does not represent a final sale;

            (j) the account debtor is also a creditor or supplier of the Credit Parties or has disputed liability, or has made any claim with respect to any other account receivable due to the Credit Parties, or the account receivable otherwise is or may become subject to any right of set-off;

            (k) any of the Credit Parties have made any agreement with the account debtor for any deduction therefrom, (except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto) provided, that only the amount of any such deduction shall be ineligible pursuant to this clause (k);

            (l) any return, rejection or repossession of the merchandise has occurred;

            (m) such account receivable is not payable to a Credit Party;

            (n) the Agent, in good faith and in the exercise of its discretion in a reasonable manner, believes that collection of such account receivable is insecure or that such account receivable may not be paid by reason of the account debtor's inability to pay, or the accounts receivable of the account debtor exceed a credit limit determined by the Agent, in good faith and in the exercise of its discretion in a reasonable manner, provided that only the amount of such excess shall be ineligible; or

            (o) the Agent determines in its reasonable discretion, that such account receivable, or such category of accounts receivable, is ineligible.

      "Eligible Retail Inventory" means all finished goods inventory of the Credit Parties located in the Credit Parties' retail stores valued at the lower of cost (determined using the retail method of accounting) or market value, determined on a first-in-first-out basis, other than (i) inventory which is, in the Agent's reasonable opinion, obsolete or unmerchantable, (ii) inventory located at a business premises not located in the United States, (iii) inventory not subject to a perfected security interest in favor of the Agent,(iv) goods or materials which would not be classified as inventory on a balance sheet of the Credit Parties, (v) produce, (vi) floral products, (vii) seafood, (viii) meat and poultry, (ix) bakery products, (x) 25% of pharmacy goods, (xi) dairy products,

(xii) goods in transit, (xiii) damaged or defective goods, or (xiv) supplies.

      "Eligible Warehouse Inventory" means all finished goods inventory of the Credit Parties located in the Credit Parties' warehouse facilities valued at the lower of cost (determined using the retail method of accounting) or market value, determined on a first-in-first-out basis, other than (i) inventory which is, in the Agent's reasonable opinion, obsolete or unmerchantable, (ii) inventory located at a business premises not located in the United States, (iii) inventory not subject to a perfected security interest in favor of the Agent,
(iv) goods or materials which would not be classified as inventory on a balance sheet of the Credit Parties prepared in accordance with GAAP, (v) produce, (vi) floral products, (vii) seafood, (viii) meat and poultry, (ix) bakery products,
(x) 25% of pharmacy goods, (xi) dairy products, (xii) goods in transit,(xiii) damaged or defective goods, or (xiv) supplies.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and the published interpretations thereof as in effect from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with any other Person would be treated, with such Person, as a single employer under Section 4001 of ERISA.

      "Eurocurrency Reserve Requirement" means, with respect to the Reserve Adjusted LIBOR Rate for an Interest Period, the aggregate (without duplication) daily average of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, marginal, supplemental or emergency reserves) under any regulation (including, but without limitation, Regulation D) promulgated by the Board of Governors (or any successor thereto or other governmental authority having jurisdiction over the Agent) by the Agent against "Eurocurrency liabilities" (as such term is used in Regulation D), but without benefit or credit for proration, exemptions or offsets that might otherwise be available to the Agent from time to time under Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by the Agent against (1) any category of liabilities that includes deposits by reference to which the Reserve Adjusted LIBOR Rate is to be determined; or (2) any category of extension of credit or other assets that include loans

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bearing a Reserve Adjusted LIBOR Rate. As of the date of this Agreement there are no Eurocurrency Reserve Requirements in effect.

      "Eurodollar Loan" means a Loan bearing interest at an interest rate determined with reference to the Reserve Adjusted LIBOR Rate in accordance with the provisions of Article II hereof.

      "Event of Default" means any of the events specified in Section 6.01 of this Agreement, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

      "Existing Facility" means the loan facilities described in the Prior Agreement.

      "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by it.

      "Fee Letter" means the letter dated as of May 5, 2004 from Citibank to the Borrower in which the Borrower agreed to pay certain fees in connection with the credit facility as described therein, as amended.

      "Field Audit" means an examination of the books and records of the Borrower and the Guarantors (exclusive of the Individual Guarantor), to be performed by employees or other representatives of the Agent.

      "Fiscal Month" means, for each fiscal quarter consisting of 13 weeks, periods equal to the first four (4) weeks, next four (4) weeks and last five (5) weeks respectively; and for a fiscal quarter consisting of 14 weeks, periods equal to the first four (4) weeks, next four (4) weeks and last six (6) weeks respectively.

      "Fixed Charge Coverage Ratio" means, as to the Borrower and its Consolidated Subsidiaries for any period, the ratio of (i) EBITDAR for such period to (ii) the sum of (x) interest expense for such period plus,(y) rent expense (including rent for real estate occupancy and for all other operating leases) for such period, plus (z) the principal amount of long term Debt (excluding Revolving

Credit Loans and the $5,000,000.00 principal payment on the Term Loan due October 1, 2004) scheduled to be paid during such period. The Fixed Charge Coverage Ratio shall be measured and tested at the end of each fiscal quarter and for a period covering the four (4) fiscal quarters then ended.

      "Funded Debt" means, as to any Person, such Debt of such Person which is
(i) all indebtedness or liability for borrowed money (other than (x) Subordinated Debt payable to United Acquisition Corp. and/or its Affiliates, as such amount may be changed from time to time, and (y) other unsecured Debt owing to either United Acquisition Corp, or any Affiliate of John Catsimatidis); (ii) all indebtedness or liability for the deferred purchase price of property (excluding trade obligations); (iii) all obligations for principal as a lessee under Capital Leases, as determined in accordance with GAAP; (iv) all obligations to reimburse an issuing bank for the amount of all undrawn letters of credit, unmatured drafts accepted or other deferred payment obligations incurred under letters of credit, and (v) all liabilities of such Person under any preferred stock which, at the option of the holder or upon the occurrence of one or more certain events, is redeemable by such holder, or which, at the option of such holder is convertible into Debt.

      "GAAP" means Generally Accepted Accounting Principles.

      "Generally Accepted Accounting Principles" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, operations and cash flows of a Person, except that any accounting principle or practice required to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a generally accepted accounting principle or practice may be so changed. Any dispute or disagreement between the Borrower and the Agent relating to the determination of Generally Accepted Accounting Principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to the Agent, of the independent accountants selected by the Borrower and approved by the Agent for the purpose of auditing the periodic financial statements of the Borrower.

      "Guarantor" or Guarantors" means one or more of the Guarantors listed on
Schedule 1 of this Agreement and any other Person (other


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

than the Individual Guarantor) required to guarantee the obligations of the Borrower in accordance with Section 5.01(k) of this Agreement.

      "Guaranty" or "Guaranties" means the guaranty or guaranties executed and delivered by the Guarantors pursuant to Section 3.01(j) or Section 5.01(k) of this Agreement.

      "Hazardous Materials" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601 et. seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule or regulation.

      "Individual Guarantor" means John Catsimatidis.

      "Interest Determination Date" means the date on which a Prime Rate Loan is converted to a Eurodollar Loan and, in the case of a Eurodollar Loan, the last day of the applicable Interest Period.

      "Interest Payment Date" means (i) as to each Eurodollar Loan, in the case of Interest Periods of three (3) months or less, the last day of each Interest Period and in the case of six (6) month Interest Periods, the ninetieth (90th) day and the last day of such Interest Period and (ii) as to each Prime Rate Loan, the last Business Day of each month.

      "Interest Period" means as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect (or, if there is no numerically corresponding day, on the last Business Day of such month); provided, however, (i) that no Interest Period for a Revolving Credit Loan or the Term Loan shall end later than the Revolving Credit Maturity Date or the Term Loan Maturity Date, respectively (ii) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,
(iii) no Interest Period representing a portion of the principal


                                     - 11 -
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required to be paid in accordance with Section 2.10 may be selected unless the outstanding Prime Rate Loans and Eurodollar Loans for which the relevant Interest Periods end on or prior to the date of such payment are in an aggregate amount which will be sufficient to make such payment, (iv) interest shall accrue from and including the first day of such Interest Period to but excluding the date of payment of such interest, and (v) no Interest Period of particular duration may be selected by the Borrower if the Agent determines, in its sole, good faith discretion, that Eurodollar Loans with such maturities are not generally available.

      "Investment" means any stock, evidence of Debt or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the guaranty of loans made to others (except for current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms in the ordinary course of business) and any purchase of
(i) any security of another Person or (ii) any business or undertaking of any Person or any commitment or option to make any such purchase, or any other investment.

      "Leverage Ratio" means, as to the Borrower and its Consolidated Subsidiaries, the ratio of (i) Consolidated Total Unsubordinated Liabilities to
(ii) Consolidated Tangible Net Worth.

      "LIBOR Applicable Margin" shall have the meaning set forth in Sections
2.17 of this Agreement.

      "LIBOR Rate" means the rate per annum identified as the LIBOR Rate for a requested Interest Period as published on page 3750 of the Dow Jones Telerate service.

      "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

      "Loan" or Loans" means Revolving Credit Loans, the Term Loan, or any or all as the context requires, and may refer to Prime Rate Loans and/or Eurodollar Loans, as the context requires.


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      "Loan Documents" means this Agreement, the Notes, the Security Agreements, the Pledge Agreements, the Guaranties, the Fee Letter and any other document executed or delivered pursuant to this Agreement.

      "Material Adverse Change" means, as to any Person, (i) a material adverse change in the financial condition, business, operations, properties or results of operations of such Person or (ii) any event or occurrence which is reasonably likely to have a material adverse effect on the ability of such Person to perform its obligations under the Loan Documents.

      "Maturity Dates" means, collectively, the Revolving Credit Maturity Date and the Term Loan Maturity Date.

      "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA which covers employees of the Borrower or any ERISA Affiliate.

      "Note" or "Notes" means one or more of the Revolving Credit Notes or the Term Loan Notes as the context requires.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Permitted Investments" means, (i) direct obligations of the United States of America or any governmental agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (ii) time certificates of deposit having a maturity of one year or less issued by (x) any of the Banks or (y) any other commercial bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000.00; (iii) money market mutual funds having assets in excess of $1,000,000,000; (iv) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investor Services, Inc. ("Moody") or Standard & Poor's Corporation ("S&P"), respectively; (v) tax exempt securities rated Prime 2 or better by Moody's or A-1 or better by S&P; (vi) investments, loans or advances by the Borrower in or to any Guarantor (other than the Individual Guarantor);
(vii) any other Investments, (including, without limitation, loans or advances to employees) in a maximum amount outstanding at any time of $500,000; or (viii) notes or other evidence of indebtedness from purchasers of assets from the Borrower or a Guarantor.


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

      "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or a federal, state or local government, or a political subdivision thereof or any agency of such government or subdivision.

      "Plan" means any employee benefit plan (excluding a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986, as amended, and which is maintained, sponsored or otherwise contributed to by the Borrower or any ERISA Affiliate.

      "Pledge Agreement" or "Pledge Agreements" means the pledge agreement or pledge agreements executed and delivered by the Borrower and/or one or more Guarantors pursuant to Section 3.01(n) or 5.01(k) of this Agreement.

      "Prime Applicable Margin" shall have the meaning set forth in Section 2.17 of this Agreement.

      "Prime Rate" means the rate of interest stated by Citibank to be its prime rate as in effect from time to time; each change in said rate shall be effective as of the date of such change.

      "Prime Rate Loan" means a Loan bearing interest at an interest rate determined with reference to the Prime Rate.

      "Prior Agreement" means that certain loan agreement dated as of the 31st day of October, 2001, which Loan Agreement has heretofore been amended pursuant to that certain First Amendment dated as of November 30, 2002, that certain Second Amendment dated as of March 1, 2003, that certain Third Amendment dated as of August 30, 2003, that certain Fourth Amendment dated as of January 26, 2004 and that certain Fifth Amendment dated as of November 29, 2003.

      "Pro Rata Share of the Commitment" means, as to each Bank, the ratio, expressed as a percentage, of its Commitment to the Total Commitment.

      "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

      "Regulation D" means Regulation D of the Board of Governors, as the same may be amended and in effect from time to time.

      "Regulation G" means Regulation G of the Board of Governors, as the same may be amended and in effect from time to time.

      "Regulation T" means Regulation T of the Board of Governors, as the same may be amended and in effect from time to time.

      "Regulation U" means Regulation U of the Board of Governors, as the same may be amended and in effect from time to time.

      "Regulation X" means Regulation X of the Board of Governors, as the same may be amended and in effect from time to time.

      "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

      "Required Banks" means those Banks having, in the aggregate, sixty six and two thirds (66 2/3%) percent of the Total Commitment.

      "Reserve Adjusted LIBOR Rate" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum determined by the Agent to be equal to the quotient of (a) the LIBOR Rate divided by (b) a number equal to
1.00 minus the Eurocurrency Reserve Requirement as determined by the Agent on the date the Reserve Adjusted LIBOR Rate is determined.

      "Revolving Credit Loan" or "Revolving Credit Loans" means one or more, as the context requires, of the revolving credit loans made by the Banks to the Borrower pursuant to the terms and conditions of this Agreement.

      "Revolving Credit Maturity Date" means March 31, 2007.

      "Revolving Credit Note" or "Revolving Credit Notes" means one or more, as the context requires, of the promissory notes of the Borrower payable to the order of each of the Banks, in substantially the form of Exhibit A annexed hereto, evidencing the indebtedness of the Borrower to each such Bank resulting from Revolving Credit Loans made by such Bank to the Borrower pursuant to this Agreement.

      "Security Agreement" or "Security Agreements" means the security agreement or security agreements executed and delivered by the Borrower and the Guarantors pursuant to Section 3.01(l) or Section 5.01(k) of this Agreement.

      "Subordinated Debt" means Debt of any Person, the repayment of which the obligee has agreed in writing, or the terms of which provide, such terms to have been approved by the Agent in advance in writing, shall be subordinate and junior to the rights of the Banks with respect to Debt owing from such Person to the Banks.

      "Subsidiary" means, as to any Person, any corporation, partnership, limited liability company, joint venture or other Person whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership, limited liability company, joint venture or similar entity, of which a majority of the partnership, membership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries.

      "Term Loan" or "Term Loans" means one or more, as the context requires, of the term loans made by the Banks to the Borrower pursuant to the terms and conditions of this Agreement.

      "Term Loan Maturity Date" means March 1, 2007.

      "Term Loan Note" or "Term Loan Notes" means one or more, as the context requires, of the promissory notes of the Borrower payable to the order of each of the Banks, in substantially the form of Exhibit B annexed hereto, evidencing the indebtedness of the Borrower to each such Bank resulting from the Term Loan made by such Bank to the Borrower pursuant to this Agreement.

      "Total Commitment" means the aggregate of the Commitments of each of the Banks, which, on the date of this Agreement, is Twenty Seven Million Five Hundred Thousand ($27,500,000.00) Dollars.

      "Unused Facility Fee" means the fee payable pursuant to Section 2.15 of this Agreement.

      SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding". All times shall be references to New York City time.

      SECTION 1.03. Accounting Terms. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under GAAP.

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

      SECTION 2.01. The Revolving Credit Loans. (a) The Banks agree, severally but not jointly, on the terms and subject to the conditions of this Agreement, and in reliance upon the representations and warranties of the Credit Parties set forth in this Agreement that the Banks will, until the Revolving Credit Maturity Date, lend to the Borrower such Revolving Credit Loans as the Borrower may request from time to time, which Loans may be borrowed, repaid and reborrowed, provided, however, that (y) the aggregate outstanding Revolving Credit Loans at any one time shall not exceed Nineteen Million Five Hundred Thousand ($19,500,000.00) Dollars (the "Revolving Credit Commitment") as the Revolving Credit Commitment may be reduced pursuant to Section 2.16 hereof, and
(z) each Bank's pro rata share of Revolving Credit Loans shall not exceed its Pro Rata Share of the Revolving Credit Commitment.

      (b) Each Revolving Credit Loan shall be a Prime Rate Loan or a Eurodollar Loan (or a combination thereof) as the Borrower may request subject to and in accordance with Section 2.02. Any Bank may at its option make any Eurodollar Loan by causing a foreign branch or affiliate to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of such Bank's Revolving Credit Note. Subject to the other provisions of this Agreement, Revolving Credit Loans of more than one type may be outstanding at the same time provided, however, that not more than nine (9) Eurodollar Loans may be outstanding at any time.

      SECTION 2.02. Notice of Revolving Credit Loans. (a) The Borrower shall give the Agent irrevocable written, telex, telephonic (immediately confirmed in writing) or facsimile notice (i) at least two (2) Business Days prior to each Revolving Credit Loan comprised in whole or in part of one or more Eurodollar Loans (subject to Section 2.23 hereof) and (ii) prior to 11:00 a.m. on the day of each Revolving Credit Loan consisting solely of a Prime Rate Loan. Upon receipt of such notice, the Agent shall promptly notify each Bank of the contents thereof and of the amount, type and other relevant information regarding the Loan requested. Thereupon, each Bank shall, not later than 2:00 p.m., transfer immediately available funds equal to such Bank's share of the requested borrowing to the Agent, which, provided the conditions of Section 3.01 and 3.02 of this Agreement have been met, shall thereupon transfer immediately available funds equal to the requested borrowing to the Borrower's account with the Agent. If a notice of borrowing is received by the Agent after 11:00 a.m. on a Business Day, such notice shall be deemed to have been given on the next succeeding Business Day. Any Bank's failure to make any requested Loan shall not relieve any other Bank of its obligation to make such Loan, but neither the Agent nor such other Bank shall be liable for such failure of the first Bank.

      (b) Each notice given pursuant to this Section 2.02 shall specify the date of such borrowing, the amount thereof and whether such Loan is to be (or what portion or portions thereof are to be) a Prime Rate Loan or a Eurodollar Loan and, if such Loan or any portion thereof is to consist of one or more Eurodollar Loans, the principal amounts thereof and Interest Period or Interest Periods with respect thereto. If no election as to a type of Loan is specified in such notice, such Loan (or portion thereof as to which no election is specified) shall be a Prime Rate Loan. If no election as to the Interest Period is specified in such notice with respect to any Eurodollar Loan, the Borrower shall be deemed to have selected an Interest Period of one month's duration and if a Eurodollar Loan is requested when such Loans are not available, the Borrower shall be deemed to have requested a Prime Rate Loan.

      (c) The Borrower shall have the right, on such notice to the Agent as is required pursuant to (a) above, (x) to continue any Eurodollar Loan or a portion thereof into a subsequent Interest Period (subject to availability) and (y) to convert a Prime Rate Loan into a Eurodollar Loan (subject to availability) subject to the following:

            (i) if a Default or an Event of Default shall have occurred and be continuing at the time of any proposed conversion or continuation only Interest Periods of one month's duration shall be available;

            (ii) in the case of a continuation or conversion of fewer than all Loans, the aggregate principal amount of each Eurodollar Loan continued or into which a Loan is converted shall be in the minimum principal amount of $1,000,000.00 and in increased integral multiples of $100,000.00;

            (iii) each continuation or conversion shall be effected by each Bank applying the proceeds of the new Loan to the Loan (or portion thereof) being continued or converted;

            (iv) if the new Loan made as a result of a continuation or conversion shall be a Eurodollar Loan, the first Interest Period with respect thereto shall commence on the date of continuation or conversion;

            (v) each request for a Eurodollar Loan which shall fail to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month's duration and each request for a Eurodollar Loan made when such Loans are not available shall be deemed to be a request for a Prime Rate Loan;

            (vi) in the event that the Borrower shall not give notice to continue a Eurodollar Loan as provided above, such Loan shall automatically be converted into a Prime Rate Loan at the expiration of the then current Interest Period.

      (d) Unless the Agent shall have received notice from a Bank prior to 2:00 p.m. on the requested date, that such Bank will not make available to the Agent the Loan requested to be made on such date, the Agent may assume that such Bank has made such Loan available to the Agent on such date in accordance with
Section 2.01(a) and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount on behalf of such Bank. If and to the extent such Bank shall not have so made available to the Agent the Loan requested to be made on such date and the Agent shall have so made available to the Borrower a corresponding amount on behalf of such Bank, such Bank shall, on demand, pay to the Agent such corresponding amount together with interest thereon, at the Federal Funds Effective Rate, for each day from the date such amount shall have been so made available by the Agent to the Borrower until the date such amount shall have been repaid to the Agent. If such Bank does not pay such corresponding amount promptly upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall, not later than one (1) Business Day following such notice, repay such corresponding amount to the Agent together with accrued interest thereon at the applicable rate or rates provided in Section 2.04.

      SECTION 2.03. Revolving Credit Notes. (a) Each Revolving Credit Loan shall be (i) in the case of each Prime Rate Loan in the minimum principal amount of $250,000.00, and in increased integral multiples of $50,000.00 and (ii) in the case of each Eurodollar Loan in the minimum principal amount of $1,000,000.00 and in increased integral multiples of $100,000.00 (except that, if any such Prime Rate Loan so requested shall exhaust the remaining available Revolving Credit Commitment, such Prime Rate Loan may be in an amount equal to the amount of the remaining available Revolving Credit Commitment). Each Revolving Credit Loan shall be evidenced by the Revolving Credit Notes. Each Revolving Credit Note shall be dated the date hereof and be in the principal amount set forth next to the applicable Bank's name on the signature pages hereto, and shall mature on the Revolving Credit Maturity Date, at which time the entire outstanding principal balance and all interest thereon shall be due and payable. Each Revolving Credit Note shall be entitled to the benefits and subject to the provisions of this Agreement.

      (b) At the time of the making of each Revolving Credit Loan and at the time of each payment of principal thereon, each Bank is hereby authorized by the Borrower to make a notation on the schedule annexed to its Revolving Credit Note of the date and amount, and the type and Interest Period, if applicable, of the Revolving Credit Loan or payment, as the case may be. Failure to make a notation with respect to any Revolving Credit Loan shall not limit or otherwise affect the obligation of the Borrower hereunder or under the applicable Revolving Credit Note with respect to such Revolving Credit Loan, and any payment of principal by the Borrower shall not be affected by the failure to make a notation thereof on said schedule.

      SECTION 2.04. Payment of Interest on the Revolving Credit Notes. (a) In the case of a Prime Rate Loan, interest shall be payable at a rate per annum equal to the Prime Rate plus the Prime Applicable Margin. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Prime Rate Loan and on the Revolving Credit Maturity Date. Any change in the rate of interest on the Revolving Credit Notes due to a change in the Prime Rate or a change in the Prime Applicable Margin shall take effect as of the date of such change in the Prime Rate or Prime Applicable Margin, as applicable.

      (b) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum equal to the Reserve Adjusted LIBOR Rate plus the LIBOR Applicable Margin. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Eurodollar Loan and on the Revolving Credit Maturity Date. In the event Eurodollar Loans are available, the Agent shall determine the rate of interest applicable to each requested Eurodollar Loan for each Interest Period at 11:00 a.m., New York City time, or as soon as practicable thereafter, two (2) Business Days prior to the commencement of such Interest Period and shall use its best efforts to notify the Borrower and the Banks of the rate of interest so determined. Such determination shall be conclusive absent manifest error.

      (c) All interest shall be paid to the Agent for the pro rata distribution to the Banks.

      SECTION 2.05. Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used by the Borrower exclusively (a) to refinance existing revolving credit indebtedness to the Banks made pursuant to the Prior Agreement, (b) to finance accounts receivable and inventory of the Credit Parties, (c) to refinance in part the existing Term Loans owing to the Banks under the Existing Facility, and (d) for working capital. No part of the proceeds of any Revolving Credit Loan may be used for any purpose that directly or indirectly violates or is inconsistent with, the provisions of Regulation G, T, U or X.

      SECTION 2.06. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Revolving Credit Loan which is a Prime Rate Loan, in whole or in part, without premium or penalty on irrevocable written notice to the Agent (to be received by the Agent prior to 12:00 p.m. on the date such prepayment is to be made) provided, however, that each such prepayment shall be on a Business Day and shall be in an aggregate principal amount which is in the minimum amount of $100,000.00 and in increased integral multiples of $50,000.00, or such lesser amount as shall be necessary to prepay all of the Revolving Credit Loans.

      (b) The Borrower shall have the right at any time and from time to time, subject to the provisions of this Agreement, including but without limitation
Section 2.21, to prepay any Revolving Credit Loan which is a Eurodollar Loan, in whole or in part, on three (3) Business Days' prior irrevocable written notice to the Agent, provided, however, that each such prepayment shall be on a Business Day and shall be in an aggregate principal amount which is in the minimum amount of $1,000,000.00 and in increased integral multiples of $100,000.00.

      (c) The notice of prepayment under this Section 2.06 shall set forth the prepayment date and the principal amount of the Loan being prepaid and shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Each prepayment under this Section 2.06 shall be applied first towards unpaid interest on the amount being prepaid and then towards the principal in whole or partial prepayment of Loans as specified by the Borrower. In the absence of such specification, amounts being prepaid shall be applied first to any Prime Rate Loan then outstanding and then to Eurodollar Loans in the order of the nearest expiration of their Interest Periods.

      (d) At any time that the principal amount of outstanding Revolving Credit Loans exceeds the Borrowing Base, the Borrower shall prepay so much of the Revolving Credit Loans as shall exceed the Borrowing Base within thirty (30) days of the date of the Borrowing Base certificate disclosing such excess. Any such prepayment shall be applied as set forth in (c) above and if such prepayments of Revolving Credit Loans shall result in a prepayment of a Eurodollar Loan other than on the last day of its Interest Period, such prepayment shall be subject to the reimbursement required by Section 2.22.

      (e) At any time that the principal amount of outstanding Revolving Credit Loans exceed the Revolving Credit Commitment, the Borrower shall prepay so much of the Revolving Credit Loans as shall exceed the Revolving Credit Commitment. Any such prepayments shall be applied as set forth in (c) above and if such prepayments of Revolving Credit Loans shall result in a prepayment of a Eurodollar Loan other than on the last day of its Interest Period, such prepayment shall be subject to the reimbursement required by Section 2.22.

      (f) Mandatory Prepayment of the Revolving Credit Loan. The Borrower shall make a mandatory prepayment of the Revolving Credit Notes in am amount equal to fifty (50%) percent of the amount of final insurance proceeds received by the Borrower prior to October 1, 2004 (excluding temporary advances), in connection with losses suffered as a result of the Summer, 2003 blackout. The Borrower may re-borrow any such prepaid amount as a Revolving Credit Loan pursuant to the terms of this Agreement.

      SECTION 2.07. The Term Loan. The Banks hereby agree, severally but not jointly, on the date of this Agreement, and on the terms and conditions and in reliance upon the representations and warranties of the Credit Parties hereinafter set forth in this Agreement, to make a Term Loan to the Borrower in the principal amount of Eight Million ($8,000,000.00) Dollars and the Borrower agrees to borrow such amount by executing and delivering to the Agent, for delivery to the Banks, the Term Loan Notes. The Term Loans, or portions thereof, shall be Prime Rate Loans or Eurodollar Loans (or a combination thereof) as the Borrower may request subject to and in accordance with Section 2.08 hereof. Any Bank may at its option make any Eurodollar Loan by causing a foreign branch or affiliate to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the Notes. Subject to the other provisions of this Agreement, Term Loans of more than one type may be outstanding at the same time provided, however, that not more than five (5) Eurodollar Loans may be outstanding at any time.

      SECTION 2.08. Notice of Term Loan Designations. (a) The Borrower may elect to designate the Term Loan (or a portion thereof) as a Prime Rate Loan or a Eurodollar Loan by so specifying in the irrevocable notice given pursuant to this Section 2.08; provided, however, that each Eurodollar Loan requested of the Agent for any specific Interest Period shall be in the minimum principal amount of $1,000,000.00 and in increased integral multiples of $100,000.00 thereafter.

      (b) The Borrower shall give the Agent irrevocable written, telex, telephonic (immediately confirmed in writing) or facsimile notice (i) at least two (2) Business Days' prior to each election to designate each Term Loan (or a portion thereof) as a Eurodollar Loan, and (ii) prior to 11:00 a.m. on the day of each election to designate each Term Loan (or a portion thereof) as a Prime Rate Loan, in each case specifying the date (which shall be a Business Day) thereof and the aggregate principal amount and, if any portion thereof is to consist of one or more Eurodollar Loans, the respective principal amounts and Interest Periods for each such Eurodollar Loan; provided that:

            (i) if the Borrower shall fail to specify the duration of an Interest Period with regard to any Eurodollar Loan in its notice, the Interest Period shall be for a period of one month; and

            (ii) if the Borrower shall fail to specify the type of Loan requested, the request shall be deemed to be a request for a Prime Rate Loan.

      (c) Upon receipt of such notice, the Agent shall promptly notify each Bank of the contents thereof and of the amount, type and other relevant information regarding the Loan requested.

      SECTION 2.09. Term Loan Notes. The Term Loans shall be evidenced by the Term Loan Notes. The Term Loan Notes shall each be dated the date hereof and each of the Term Loan Notes shall mature on the Term Loan Maturity Date at which time the entire outstanding principal balance and all interest thereon shall be due and payable. The Term Loan Notes shall be entitled to the benefits and subject to the provisions of this Agreement.

      SECTION 2.10 Repayment of Term Loan Notes. (a) The principal balance of each of the Term Loan Notes shall be payable in thirty five (35) monthly installments, each due on the first Business Day of each month, beginning on June 1, 2004 and continuing on each such day thereafter, as follows:

Period                                   Monthly Aggregate
------                                   Principal Payment of all
                                         Term Loan Notes
                                         ---------------

June 1, 2004 - September 1, 2004         $   97,500.00
October 1, 2004                          $5,000,000.00
November 1, 2004 - February 1, 2007      $   90,000.00

The final monthly principal installment shall be in an amount equal to the then aggregate outstanding principal balance of the Term Loan Notes.

In the case of the payment due October 1, 2004, in the event that Borrower receives final insurance proceeds (excluding temporary advances) relating to losses suffered in connection with the blackout of Summer, 2003 prior to October 1, 2004, fifty (50%) percent of such insurance proceeds shall be paid to the Agent on behalf of the Banks to be applied towards the October 1, 2004 principal payment. In the event that final insurance proceeds are paid to the Borrower after it makes the October 1, 2004 principal payment, the mandatory prepayment contemplated by this paragraph will not need to be made.

      (b) All payments of installments on the Term Loan Notes shall be made to the Agent for the pro rata distributions to the Banks.

      SECTION 2.11 Payment of Interest on the Term Loan Notes. (a) In the case of a Prime Rate Loan, interest shall be payable at a rate per annum equal to the Prime Rate plus the Prime Applicable Margin. Such interest shall be payable to the Agent, for the pro rata distribution to the Banks, on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Prime Rate Loan, on each Interest Determination Date and on the Term Loan Maturity Date. Any change in the rate of interest on the Term Loan Notes due to a change in the Prime Rate or a change in the Prime Applicable Margin shall take effect as of the date of such change in the Prime Rate or the Prime Applicable Margin.

      (b) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the

Reserve Adjusted LIBOR Rate plus the LIBOR Applicable Margin. Such interest shall be payable to the Agent, for the pro rata distribution to the Banks on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Eurodollar Loan, on each Interest Determination Date and on the Term Loan Maturity Date. The Agent shall determine the rate of interest applicable to each requested Eurodollar Loan for each Interest Period at 11:00 a.m., New York City time, or as soon as practicable thereafter, two (2) Business Days prior to the commencement of such Interest Period and shall notify the Borrower of the rate of interest so determined. Such determination shall be conclusive absent manifest error.

      SECTION 2.12 Conversion and Continuation of Term Loans. The Borrower shall have the right, at any time, on such notice to the Agent as set forth in Section 2.08(b) of this Agreement, (i) to continue any part of the Term Loan which is a Eurodollar Loan or portion thereof into a subsequent Interest Period (subject to availability) or (ii) to convert part of the Term Loan which is a Prime Rate Loan into a Eurodollar Loan (subject to availability), subject to the following:

      (a) if a Default or Event of Default shall have occurred and be continuing at the time of any proposed conversion or continuation only Interest Periods of one month's duration shall be available;

      (b) in the case of a continuation or conversion of fewer than all Loans, the aggregate principal amount of each Eurodollar Loan continued or converted shall be in the minimum amount of $1,000,000.00 and in increased integral multiples of $100,000.00;

      (c) each continuation or conversion shall be effected by each Bank applying the proceeds of the new Loan to the Loan (or portion thereof) being continued or converted;

      (d) if the new Loan made as a result of a continuation or conversion shall be a Eurodollar Loan, the first Interest Period with respect thereto shall commence on the date of continuation or conversion;

      (e) each request for a Eurodollar Loan which shall fail to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month;

      (f) unless sufficient Prime Rate Loans are outstanding or other Eurodollar Loans are outstanding with Interest Periods expiring prior to the next scheduled installment payment of the Term Loan Notes, and are sufficient to enable the Borrower to make such installment payments, any Eurodollar Loan, a portion of which is required to be repaid on any such installment payment date shall be automatically converted at the end of such Interest Period into a Prime Rate Loan; and

      (g) in the event that the Borrower shall not give notice to continue a Eurodollar Loan as provided above, such Loan shall automatically be converted into a Prime Rate Loan at the expiration of the then current Interest Period.

      SECTION 2.13. Use of Proceeds. The proceeds of the Term Loans shall be used by the Borrower to refinance in part the existing Term Loans owing to the Banks under the Existing Facility. No part of the proceeds of any Loan may be used for any purpose that directly or indirectly violates or is inconsistent with, the provisions of Regulations G, T, U or X.

      SECTION 2.14. Prepayment. (a) Subject to the provisions of this Agreement, the Borrower shall have the right at any time and from time to time to prepay any part of the Term Loan which is a Prime Rate Loan, in whole or in part, without premium or penalty on prior irrevocable written notice to the Agent (to be received by the Agent prior to 12:00 p.m. on the date such prepayment is to be made) provided, however, that each such prepayment shall be on a Business Day and shall be in an aggregate minimum principal amount of $100,000.00 and in increased integral multiples of $50,000.00.

      (b) The Borrower shall have the right at any time and from time to time, subject to the provisions hereof and of Section 2.22, to prepay any part of the Term Loan which is a Eurodollar Loan, in whole or in part, on three (3) Business Days prior irrevocable written notice to the Agent, provided, however, that such prepayment shall be in an aggregate minimum principal amount of $1,000,000.00 and in increased integral multiples of $100,000.00.

      (c) Upon the occurrence of any Asset Sale Recapture Event, the Borrower shall, without demand or notice from the Agent, make an Asset Sale Recapture Payment. Such payment shall be applied to the Term Loan as set forth in (e) below.

      (d) Intentionally omitted.

      (e) The notice of prepayment under this Section 2.14 shall set forth the prepayment date and the principal amount of the Loan being prepaid and shall be irrevocable and shall commit the

Borrower to prepay such Loan by the amount and on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Each prepayment under this Section 2.14 shall be applied first towards unpaid interest on the principal amount being prepaid and then towards the principal in whole or partial prepayment of Term Loans by the Borrower. All prepayments shall be applied first to any Prime Rate Loans then outstanding and then to Eurodollar Loans outstanding in the order of the nearest expiration of their Interest Periods. All partial prepayments of the Term Loan shall be applied to installments of principal of the Term Loan in the inverse order of maturity. All principal payments or prepayments shall be made to the Agent for the pro rata distribution to the Banks.

      SECTION 2.15. Fees. (a) The Borrower agrees to pay to the Agent, for the pro rata distribution to the Banks, from the date each of the conditions of
Section 3.01 of this Agreement has been satisfied and for so long as the Revolving Credit Commitment remains in effect, on the last Business Day of each fiscal quarter of the Borrower, and on any day that the Revolving Credit Commitment is reduced or terminated, an Unused Facility Fee computed at a rate per annum equal to one quarter of one (0.25%) percent (computed on the basis of the actual number of days elapsed over 360 days) on the average daily unused amount of the Revolving Credit Commitment, such Unused Facility Fee being payable for the fiscal quarter of the Borrower, or part thereof, preceding the payment date.

      (b) The Borrower agrees to pay to the Agent not later than the third Business Day after the date of this Agreement, for its services as Agent hereunder, those fees, charges and expenses as set forth in the Fee Letter and as the Borrower and the Agent may otherwise mutually agree in a separate writing.

      SECTION 2.16. Reduction of Revolving Credit Commitment. Upon at least three (3) Business Days' prior written notice to the Agent, the Borrower may irrevocably elect to have the unused Revolving Credit Commitment terminated in whole or reduced in part provided, however, that any such partial reduction shall be in a minimum amount of $250,000.00, or whole multiples thereof. The Revolving Credit Commitment, once terminated or reduced, shall not be reinstated without the express written approval of the Agent and the Banks. Any reduction to the Revolving Credit Commitment shall be applied pro rata to the respective Revolving Credit Commitments of each Bank.

      SECTION 2.17. Applicable Margin. The Prime Applicable Margin and the LIBOR Applicable Margin shall each be determined on the basis of the Borrower's Leverage Ratio, as calculated based on the Borrower's consolidated financial statements for its most recent fiscal year or quarter. The Prime Applicable Margin and the LIBOR Applicable Margin shall be determined as follows:

            (i) The initial Prime Applicable Margin shall be 1.50% and the initial LIBOR Applicable Margin shall be 3.25%, and each shall be applicable until delivery of the Borrower's consolidated financial statements for its fiscal quarter ending May 30, 2004 pursuant to Section 5.01(b) hereof.

            (ii) Beginning with delivery of the Borrower's financial statements for the fiscal quarter ending May 30, 2004, and for each fiscal quarter thereafter the Applicable Margins shall be as follows:

              --------------------------------------------------
              Leverage Ratio     Prime Margin       LIBOR Margin
              --------------------------------------------------
                   > 3.5             1.50%              3.25%
              --------------------------------------------------
                < /= 3.5             1.25%              3.00%
              --------------------------------------------------
                < /= 3.0             1.00%              2.75%
              --------------------------------------------------
                < /= 2.5             0.75%              2.50%
              --------------------------------------------------
                < /= 2.0             0.50%              2.25%
              --------------------------------------------------

      The Agent shall determine the Applicable Margins within five (5) Business Days of its receipt of all required financial statements and certificates.

      Upon the occurrence and during the continuance of a Default or an Event of Default the Prime Applicable Margin and the LIBOR Applicable Margin may, as a result of changes in the Borrower's Leverage Ratio, increase but will not decrease.

      SECTION 2.18. Eurocurrency Reserve Requirement. It is understood that the cost to the Banks of making or maintaining Eurodollar Loans may fluctuate as a result of the applicability of, or change in, the Eurocurrency Reserve Requirement. The Borrower agrees to pay to the Agent on behalf of the Banks from time to time, as provided in Section 2.19, such amounts as shall be necessary to compensate each Bank for the portion of the cost of making or maintaining any Eurodollar Loans made by it resulting from any change in the Eurocurrency Reserve Requirement, it being understood that the rates of interest applicable to Eurodollar Loans hereunder have been determined on the basis of the Eurocurrency Reserve Requirement in effect at the time of determination of the Reserve Adjusted LIBOR Rate and that such rates do not reflect costs imposed on each Bank in connection with any change to the Eurocurrency Reserve Requirement. It is agreed that for purposes of this paragraph the Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D without benefit or credit of proration, exemptions or offsets which might otherwise be available to each Bank from time to time under Regulation D. There are currently no Eurocurrency Reserve Requirements.

      SECTION 2.19. Increased Costs. If, after the date of this Agreement, the adoption of, or any change in, any applicable law, regulation, rule or directive, or any interpretation thereof by any authority charged with the administration or interpretation thereof:

            (i) subjects any Bank to any tax with respect to the Notes, the Total Commitment or on any amount paid or to be paid under or pursuant to this Agreement or the Notes (other than any tax measured by or based upon the overall net income of such Bank);

            (ii) changes the basis of taxation of payments to any Bank of any amounts payable hereunder (other than any tax measured by or based upon the overall net income of such Bank);

            (iii) imposes, modifies or deems applicable any reserve, capital adequacy or deposit requirements against any assets held by, deposits with or for the account of, or loans made by, any Bank; or

            (iv) imposes on the Agent or any Bank, any other condition affecting the Notes or this Agreement; and the result of any of the foregoing is to increase the cost to the Agent or any Bank of maintaining this Agreement or making the Loans, or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by the Agent or any Bank or to require the Agent or any Bank to make any payment on or calculated by reference to the gross amount of any sum received by them, in each case by an amount which the Agent in its sole, reasonable judgment deems material, then and in any such case:

            (a) the Agent shall promptly advise the Borrower of such event, together with the date thereof, the amount of such increased cost or reduction or payment and the way in which such amount has been calculated; and

            (b) the Borrower shall pay to the Agent on behalf of itself or such Bank, within ten (10) days after the advice referred to in subsection (a) above, such an amount or amounts as will compensate the Agent or such Bank for such additional cost, reduction or payment for so long as the same shall remain in effect.

            The determination of the Agent as to additional amounts payable pursuant to this Section 2.19 shall be conclusive evidence of such amounts absent manifest error and if made in good faith.

      SECTION 2.20. Capital Adequacy. If the Agent or any Bank shall have reasonably determined that, subsequent to the date hereof, any change in the applicability of any law, rule, regulation or guideline, or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or such Bank (or any lending office of such Bank) or the Agent's or such Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's or such Bank's capital or on the capital of the Agent's or such Bank's holding company, if any, as a consequence of its obligations hereunder to a level below that which the Agent or such Bank or the Agent's or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Bank's policies and the policies of the Agent's or such Bank's holding company with respect to capital adequacy) by an amount deemed by the Agent or such Bank to be material, then from time to time the Borrower shall pay to the Agent on behalf of the Agent or such Bank such additional amount or amounts as will reasonably compensate the Agent or such Bank or its or their holding company or companies for any such reduction suffered.

      SECTION 2.21. Change in Legality. (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any change after the date hereof in law, rule, regulation, guideline or order, or in the interpretation thereof by any governmental authority charged with the administration thereof, shall make it unlawful for any of the Banks to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower, the Agent, on behalf of such Bank may:

            (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon the Borrower shall be prohibited from requesting such Eurodollar Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and

            (ii) require that, subject to the provisions of Section 2.22, all outstanding Eurodollar Loans made by it be converted to a Prime Rate Loan, whereupon all of such Eurodollar Loans shall be automatically converted to a Prime Rate Loan as of the effective date of such notice as provided in paragraph (b) below.

      (b) For purposes of this Section 2.21, a notice to the Borrower by the Agent pursuant to paragraph (a) above shall be effective, for the purposes of paragraph (a) above, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrower.

      SECTION 2.22. Funding Losses. The Borrower agrees to compensate each Bank for any loss or expense which such Bank may sustain or incur as a consequence of
(a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from amounts payable by such Bank to lenders of funds obtained by it in order to make or maintain such Loans. Such compensation shall include an amount equal to the excess, if any, of
(i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein, excluding, the LIBOR Applicable Margin included therein, if any, over (ii) the amount of interest (as reasonably determined by such Bank) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of ninety (90) days from the date of termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. When claiming under this Section 2.22, the claiming Bank shall provide to the Borrower a statement, signed by an officer of such Bank, explaining the amount of any such loss or expense (including the calculation of such amount), which statement shall, in the absence of manifest error, and provided it is made in good faith be conclusive evidence of such amounts with respect to the parties hereto.

      SECTION 2.23. Change in LIBOR; Availability of Rates. In the event, and on each occasion, that, on the day the interest rate for any Eurodollar Loan is to be determined, the Agent shall have determined in good faith (which determination, absent manifest error, shall be conclusive and binding upon the Borrower) that dollar deposits in the amount of the principal amount of the requested Eurodollar Loan are not generally available in the London interbank market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Banks of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period, such Eurodollar Loan shall be unavailable. The Agent shall, as soon as practicable thereafter, given written, telex or telephonic notice of such determination of unavailability to the Borrower. Any request by the Borrower for an unavailable Eurodollar Loan shall be deemed to have been a request for a Prime Rate Loan. After such notice shall have been given and until the Agent shall have notified the Borrower that the circumstances giving rise to such unavailability no longer exist, each subsequent request for an unavailable Eurodollar Loan shall be deemed to be a request for a Prime Rate Loan.

      SECTION 2.24. Authorization to Debit Borrower's Account. The Agent is hereby authorized to debit the Borrower's account maintained with the Agent for
(i) all scheduled payments of principal and/or interest or fees under the Notes,
(ii) the Agent's fees, and (iii) all other amounts due hereunder; all such debits to be made on the days such payments are due in accordance with the terms hereof.

      SECTION 2.25. Late Charges, Default Interest. (a) If the Borrower shall default in the payment of any principal installment of or interest on any Loan, or any other amount becoming due hereunder, upon the consent and determination of the Required Banks, the Borrower shall pay to the Agent for the pro rata distribution to the Banks interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before judgment) at an increased rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) of up to a rate equal to three (3%) percent in excess of the interest rate otherwise in effect with respect to the type of Loan in connection with which the required payments have not been made.

      (b) Upon the occurrence and during the continuation of an Event of Default, upon the consent and determination of the Required Banks, the Borrower shall pay to the Agent, for the pro rata distribution to the Banks, interest, to the extent permitted by law, on the Loans outstanding (after as well as before judgment) at an increased rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) of up to a rate equal to three (3%) percent in excess of the interest rate otherwise in effect hereunder.

      SECTION 2.26. Payments. All payments by the Borrower hereunder or under the Notes shall be made in U.S. dollars in immediately available funds at the office of the Agent by 2:00 p.m. on the date on which such payment shall be due.

      SECTION 2.27. Interest Adjustments. (a) If the provisions of this Agreement or the Notes would at any time otherwise require payment by the Borrower to any Bank of any amount of interest in excess of the maximum amount then permitted by applicable law the interest payments shall be reduced to the extent necessary so that such Bank shall not receive interest in excess of such maximum amount. To the extent that, pursuant to the foregoing sentence, the Agent shall receive interest payments on behalf of the Banks hereunder or under the Notes in an amount less than the amount otherwise provided, such deficit (hereinafter called the "Interest Deficit") will cumulate and will be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to any Bank hereunder or under the Notes for any subsequent period shall be increased by such maximum amount of the Interest Deficit that may be so added without causing such Bank to receive interest in excess of the maximum amount then permitted by applicable law.

      (b) The amount of the Interest Deficit at the time of any complete payment of the Loans at that time outstanding (other than an optional prepayment thereof) shall be cancelled and not paid.

                                   ARTICLE III

                              CONDITIONS OF LENDING

      SECTION 3.01. Conditions Precedent to the Making of the Initial Revolving Credit Loan and the Term Loan. The obligation of the Banks to make the initial Revolving Credit Loans and the Term Loan contemplated by this Agreement are each subject to the condition precedent that the Agent and the Banks shall have received from the Borrower and the Guarantors on or before the date of this Agreement the following, each dated such day, in form and substance satisfactory to the Agent and its counsel:

      (a) A Revolving Credit Note, duly executed by the Borrower and payable to the order of each of the Banks.

      (b) A Term Loan Note, duly executed by the Borrower and payable to the order of each of the Banks.

      (c) From the Borrower, an up-front fee of $68,750.00 payable to the Agent for pro rata distribution to the Banks.

      (d) From each of the Guarantors, an executed Guaranty.

      (e) From the Individual Guarantor, an executed guaranty in form and substance reasonably satisfactory to the Agent and the Banks.

      (f) From the Borrower and each of the Guarantors, an executed Security Agreement giving to the Agent, on behalf of the Banks, a first priority security interest in all assets of the Borrower and the Guarantors including, but not limited to, all personal property, equipment, fixtures, inventory, accounts, chattel paper and general intangibles all whether now owned or hereafter acquired (the "Collateral"). Such Collateral shall not include the Borrower's or any Guarantor's interest as a tenant under any leases of real estate.

      (g) From the Borrower and each of the Guarantors, UCC-1 filings perfecting the Agent's security interests in the Collateral.

      (h) A property damage insurance policy for the Collateral in the amount of the replacement value of the Collateral naming the Agent as loss payee with insurance companies acceptable to the Agent. The policies shall provide for thirty (30) days notice to the Agent of cancellation or change.

      (i) Intentionally omitted.

      (j) From the Borrower, the fees and expenses to be paid pursuant to this Agreement and the Fee Letter.

      (k) The Agent and the Banks shall, prior to the date of this Agreement, have completed their due diligence reviews of the Borrower, the results of which shall be satisfactory to the Agent and the Banks in their sole discretion.

      (l) From United Acquisition Corp. and/or the Individual Guarantor a subordination agreement in form and substance satisfactory to the Agent subordinating to the prior payment of the Credit Facility $23,500,000.00 in loans to the Credit Parties.

      (m) The following statements shall be true:

            (i) The representations and warranties contained in Article IV of this Agreement and in the other Loan Documents are true and correct on and as of such date; and

            (ii) No Default or Event of Default has occurred and is continuing, or would result from the making of the initial Revolving Credit Loans or the Term Loan.

      (n) All legal matters incident to this Agreement and the Loan transactions contemplated hereby shall be reasonably satisfactory to Cullen and Dykman Bleakley Platt LLP, counsel to the Agent.

      (o) Receipt by the Agent of such other approvals, opinions or documents as the Agent or its counsel may reasonably request.

      SECTION 3.02. Conditions Precedent to All Revolving Credit Loans. The obligation of the Banks to make each Revolving Credit Loan shall be subject to the further condition precedent that on the date of such Revolving Credit Loan:

      (a) The following statements shall be true and each request for a Revolving Credit Loan shall be deemed a certification by the Borrower that:

            (i) The representations and warranties contained in Article IV of this Agreement and in the other Loan Documents are true and correct in all material respects on and as of such date as though made on and as such date (provided that the representation made in Section 4.01(f) shall be deemed made as to the then most recent fiscal year and interim period financial statements delivered to the Agent and the Banks and any other representation that refers to a specific date shall be restated as of such date); and

            (ii) No Default or Event of Default has occurred and is continuing, or would result from such Revolving Credit Loan.

      (b) The Agent shall have received such other approvals, opinions or documents as the Agent or its counsel may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01. Representations and Warranties. On the date of this Agreement and on each date that the Borrower requests a Revolving Credit Loan, the Borrower and each of the Guarantors represent and warrant as follows:

      (a) Subsidiaries. On the date hereof, the only Subsidiaries of the Borrower or a Guarantor are those set forth on Schedule 4.01(a) annexed hereto, which Schedule accurately sets forth with respect to each such Subsidiary, its name and address, any other addresses at which it conducts business, its state of incorporation and each other jurisdiction in which it is qualified to do business and the identity and share holdings of its stockholders. Except as set forth on Schedule 4.01(a), all of the issued and outstanding shares of each Subsidiary which are owned by the Borrower or a Guarantor are owned by the Borrower or such Guarantor free and clear of any mortgage, pledge, lien or encumbrance. Except as set forth on Schedule 4.01(a) or in filings made with the Securities and Exchange Commission (the "SEC Documents"), there are not outstanding any warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of common or capital stock or other equity interest of the Borrower or any Guarantor or any Subsidiary of the Borrower or a Guarantor, nor are there outstanding any securities which are convertible into or exchangeable for any shares of the common or capital stock of the Borrower or any Guarantor or any Subsidiary of the Borrower or a Guarantor.

      (b) Good Standing. The Borrower and the Guarantors are each corporations duly incorporated, validly existing and in good standing under the laws of the States of their respective incorporation and each has the corporate power to own their assets and to transact the business in which they are presently engaged and are duly qualified and are in good standing in such other jurisdictions where failure to qualify or otherwise maintain such standing could result in a Material Adverse Change in the Borrower or in the Borrower and the Guarantors, taken as a whole.

      (c) Due Execution, Etc. The execution, delivery and performance by the Borrower and each Guarantor of the Loan Documents to which they are a party are within the Borrower's and the Guarantors' corporate power and have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower or

Guarantors other than those already obtained; (ii) do not contravene the Borrower's or any of the Guarantors' certificates of incorporation, charters or by-laws; (iii) violate any provision of any law, rule, regulation, contractual restriction, order, writ, judgment, injunction, or decree, determination or award binding on or affecting the Borrower or any Guarantor; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement, lease or instrument to which the Borrower or any Guarantor is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Lien of the Loan Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Guarantor.

      (d) No Consents Required. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower or any Guarantor of any Loan Document to which it is a party, except authorizations, approvals, actions, notices or filings which have been obtained, taken or made, as the case may be.

      (e) Validity and Enforceability. The Loan Documents when delivered hereunder will have been duly executed and delivered on behalf of the Borrower and each Guarantor, as the case may be, and will be legal, valid and binding obligations of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower or such Guarantor in accordance with their respective terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles affecting the enforcement of creditors rights.

      (f) Financial Statements. The consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal year ended November 30, 2003, and for the most recent interim fiscal period, and the consolidating financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal year ended November 30, 2003, and for the most recent interim fiscal period, copies of which have been furnished to the Agent and the Banks, fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of operations of the Borrower and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP, and since such dates there has been (i) other than as set forth in Schedule 4.01(f) hereto, and, in the ordinary course of business no material increase in the liabilities of the Borrower and its Consolidated Subsidiaries, and (ii) no Material Adverse Change in the Borrower or in the Borrower and any of its Consolidated Subsidiaries, taken as a whole.

      (g) No Litigation. As of the date hereof, except as disclosed in Schedule 4.01(g) or in the SEC Documents, there is no pending or, to the Borrower's knowledge, threatened in writing, action, proceeding or investigation affecting the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor, before any court, governmental agency or arbitrator, which either in one case or in the aggregate, is reasonably likely to result in a Material Adverse Change in the Borrower or in the Borrower and the Guarantors, taken as a whole.

      (h) Taxes. The Borrower and each Guarantor have filed all federal, state and local tax returns required to be filed and have paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties (other than taxes being contested in good faith and by appropriate proceedings by the Borrower and for which appropriate reserves are maintained). Other than as set forth in Schedule 4.01(h) hereto, the federal income tax liability of the Borrower and each Guarantor has been finally determined and satisfied for all taxable years up to and including the taxable year ending November 30, 1997.

      (i) Licenses, Etc. The Borrower, each Guarantor and each Subsidiary of the Borrower or each Guarantor possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and, to their knowledge, neither the Borrower, any Guarantor nor any such Subsidiary are in violation of any similar rights of others.

      (j) Burdensome Agreements. Neither the Borrower nor any of the Guarantors are a party to any indenture, loan or credit agreement or any other agreement, lease or instrument or subject to any charter, corporate or partnership restriction which could result in a Material Adverse Change in the Borrower or in the Borrower and the Guarantors, taken as a whole. Neither the Borrower nor any Guarantor is in default in any respect in the performance, observance, or fulfillment of any of the obligations or covenants contained in any agreement or instrument material to its business.

      (k) Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other way which will cause the Borrower to violate the provisions of Regulations G, T, U or X.

      (l) Compliance With Laws. The Borrower, each Guarantor and each Subsidiary of the Borrower or a Guarantor are in compliance with all federal and state laws and regulations in all jurisdictions where the failure to comply with such laws or regulations could result in a Material Adverse Change in the Borrower or in the Borrower and the Guarantors, taken as a whole.

      (m) ERISA. The Borrower, each Guarantor, each Subsidiary of the Borrower or a Guarantor and each ERISA Affiliate are in compliance with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Benefit Arrangement or Plan (and to the best of their knowledge, to any Multiemployer Plan); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower, any Guarantor, any Subsidiary of the Borrower or a Guarantor, nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan. The Borrower, each Guarantor, each Subsidiary of the Borrower or a Guarantor and each ERISA
Affiliate:

            (i) have met their minimum funding requirements under ERISA with respect to all of their Plans;

            (ii) have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan and that to the best of their knowledge, each Multiemployer Plan is able to pay benefits thereunder when due;

            (iii) represent that for all Plans, the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan, determined on Financial Accounting Statements 35 and 36 basis for such Plan;

            (iv) represent that to the extent that any Benefit Arrangement is insured, they have paid when due all premiums required to be paid; and to the extent that any Benefit Arrangement is funded other than with insurance, they have made when due all contributions required to be paid;

            (v) represent that for each Benefit Arrangement, Plan, and to the best of their knowledge each Multiemployer Plan, that neither the Borrower, any Guarantor, any such Subsidiary nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

      (n) Hazardous Materials. The Borrower, each Guarantor and each Subsidiary of the Borrower or a Guarantor are in compliance with all federal, state or local laws, ordinances, rules, regulations or policies governing Hazardous Materials and neither the Borrower, any Guarantor nor any such Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Borrower, any Guarantor or any such Subsidiary in any manner which violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and to the Borrower's, Guarantors' and such Subsidiaries' knowledge, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from or affecting such property in any manner which violates federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

      (o) Use of Proceeds. The proceeds of the Revolving Credit Loans and the Term Loan shall be used exclusively for the purposes set forth in Section 2.05 and Section 2.13, respectively of this Agreement.

      (p) No Liens. The properties and assets of the Borrower and the Guarantors are not subject to any Lien other than those described in Section 5.02(a) hereof.

      (q) Casualties. Neither the business nor the properties of the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor are affected by any fire, explosion, accident, strike, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which could result in a Material Adverse Change in the Borrower or in the Borrower and the Guarantors, taken as a whole.

      (r) Solvency of Guarantors. The liability of the Guarantors as a result of the execution of their respective Guaranties and the execution of this Agreement shall not cause the liabilities (including contingent liabilities) of the Guarantors taken as a whole to exceed the fair saleable value of their respective assets.

      (s) Advantage to Guarantors. The Guarantors acknowledge they have derived or expect to derive a financial or other advantage from the Loans obtained by the Borrower from the Banks.

      (t) Credit Agreements. Schedule 4.01(t) is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases, and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any Guarantor is in any manner directly or contingently obligated, and the maximum principal or face amounts of the credit in question, outstanding or to be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule and neither the Borrower nor any Guarantor is in default with respect to its obligations thereunder.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

      SECTION 5.01. Affirmative Covenants. So long as (i) the Total Commitment shall be in effect or (ii) any amount shall remain outstanding under any of the Notes, the Borrower and each of the Guarantors will, unless the Required Banks shall otherwise consent in writing:

      (a) Compliance with Laws, Etc. Comply, and cause each Subsidiary of the Borrower or a Guarantor to comply, with all applicable laws, rules, regulations and orders, where the failure to so comply could result in a Material Adverse Change in the Borrower or in the Borrower and the Guarantors, taken as a whole.

      (b) Reporting Requirements. Furnish to the Agent and each of the Banks:

            (i) Annual Financial Statements. As soon as available and in any event not later than the date it is required to be filed with the Securities and Exchange Commission, a copy of Form 10-K for each fiscal year of the Borrower, including the audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for such year, including a balance sheet with a related statement of income and retained earnings and statement of cash flows, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, together with an unqualified opinion, prepared by BDO Seidman, LLP or such other independent certified public accountants selected by the Borrower and reasonably satisfactory to the Agent, all such financial statements to be prepared in accordance with GAAP.

            (ii) Quarterly Financial Statements. As soon as available and in any event not later than the date it is required to be filed with the Securities and Exchange Commission, a copy of Form 10-Q for each fiscal quarter of the Borrower, including the consolidated financial statements of the Borrower and its Consolidated Subsidiaries for such quarter and for year to date, including a balance sheet with a related statement of income and retained earnings and a statement of cash flows, all in reasonable detail and setting forth in comparative form the figures for the comparable quarter and comparable year to date period for the previous fiscal year, all such financial statements to be prepared by management of the Borrower in accordance with GAAP (subject to year end audit adjustments).

            (iii) Consolidating Financial Statements. (1) As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower and within sixty (60) days after the end of each of the first three fiscal quarters of the Borrower, a copy of the consolidating financial statements of the Borrower and its operating Subsidiaries for such year or quarter, including balance sheets with related statements of income and retained earnings and statements of cash flows, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year or previous fiscal quarter, all such financial statements to be prepared by management of the Borrower in accordance with GAAP (subject to year end audit adjustments), and (2) as soon as available and in any event within sixty (60) days after the end of each fiscal quarter of the Borrower (90 days in the case of the fourth fiscal quarter of each year), a copy of a financial schedule showing EBITDA operating results by store location for such quarter, prepared by management of the Borrower.

            (iv) In the event that the Borrower is no longer subject to SEC filings, in lieu of (i) and (ii) above:

                  (a) Annual Financial Statements. As soon as available and in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for such year, including a balance sheet with a related statement of income and retained earnings and statement of cash flows, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, together with an unqualified opinion, prepared by BDO Seidman, LLP or such other independent certified public accountants selected by the Borrower and reasonably satisfactory to the Agent, all such financial statements to be prepared in accordance with GAAP.

                  (b) Quarterly Financial Statements. As soon as available and in any event not later than forty five (45) days after the end of each fiscal quarter, the unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for such quarter and for year to date, including a balance sheet with a related statement of income and retained earnings and a statement of cash flows, all in reasonable detail and setting forth in comparative form the figures for the comparable quarter and comparable year to date period for the previous fiscal year, all such financial statements to be prepared on a review basis by BDO Seidman, LLP or such other independent certified public accountants selected by the Borrower and reasonably satisfactory to the Agent, all such financial statements to be prepared in accordance with GAAP (subject to year end audit adjustments).

            (v) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to the Borrower or any Guarantor by independent certified public accountants in connection with examination of the financial statements of the Borrower and each Guarantor made by such accountants.

            (vi) Certificate of No Default. Simultaneously with the delivery of the financial statements referred to in Section 5.01(b)(i) and (ii), a certificate of the President or the Chief Financial Officer of the Borrower (1) certifying that no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (2) with computations demonstrating compliance with the covenants contained in Section 5.03.

            (vii) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor which, if determined adversely to the Borrower, any Guarantor or any such Subsidiary could result in a Material Adverse Change in the Borrower and the Guarantors, taken as a whole.

            (viii) Notice of Defaults and Events of Default. As soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto.

            (ix) ERISA Reports. Promptly after the filing or receiving thereof, copies of all reports, including annual reports, and notices which the Borrower any Guarantor and any Subsidiary of the Borrower or a Guarantor, files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible after the Borrower, any Guarantor or any such Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower, any Guarantor or any such Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower or such Guarantor will deliver to the Agent a certificate of the President or the Chief Financial Officer of the Borrower or such Guarantor setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower or such Guarantor proposes to take with respect thereto.

            (x) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar material agreement and not otherwise required to be furnished to the Agent pursuant to any other clause of this Section 5.01(b).

            (xi) Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any Guarantor sends to its public stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or any Guarantor files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

            (xii) Personal Financial Statements. At least once in each calendar year, and not later than fifteen (15) months after the last delivery of such financial statement, a copy of the personal financial statement of the Individual Guarantor dated as of date not more than six (6) months prior to the date of delivery.

            (xiii) Lease Status Certificate. As soon as available and in any event within sixty (60) days after the end of each fiscal quarter of the Borrower (90 days in the case of the fourth fiscal quarter of each year), a certificate from the chief financial officer of the Borrower setting forth the Credit Parties' payment status for all leases of real property, in form and substance reasonably satisfactory to the Agent.

            (xiv) Borrowing Base Certificate. As soon as available and in any event within twenty (20) days after the end of each Fiscal Month, monthly Borrowing Base certificates dated as of the end of each such month in form and substance reasonably satisfactory to the Agent.

            (xv) Accounts Receivable Aging. As soon as available and in any event within twenty (20) days after the end of each Fiscal Month, monthly accounts receivable agings dated as of the end of each such month in form and substance reasonably satisfactory to the Agent.

            (xvi) General Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor as the Bank may from time to time reasonably request. (c) Taxes. Pay and discharge, and cause its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges upon it or them, its or their income and its or their properties prior to the dates on which penalties are attached thereto, unless and only to the extent that (i) such taxes shall be contested in good faith and by appropriate proceedings by the Borrower, any Guarantor or any such Subsidiary, as the case may be, and (ii) there be adequate reserves therefor in accordance with GAAP entered on the books of the Borrower, any Guarantor or any such Subsidiary.

      (d) Corporate Existence. Preserve and maintain, and cause its Subsidiaries to preserve and maintain, their corporate existence and good standing in the jurisdiction of their incorporation and the rights, privileges and franchises of the Borrower, each Guarantor and each such Subsidiary in each case where failure to so preserve or maintain could result in a Material Adverse Change in the Borrower or any of the Guarantors.

      (e) Maintenance of Properties and Insurance. (i) Keep, and cause any Subsidiaries to keep, the respective properties and assets (tangible or intangible) that are useful and necessary in its business, in good working order and condition, reasonable wear and tear excepted; and (ii) maintain, and cause any Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning properties doing business in the same general areas in which the Borrower, any Guarantors and any such Subsidiaries operate.

      (f) Books of Record and Account. Keep and cause any Subsidiaries to keep, adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with GAAP, reflecting all financial transactions of the Borrower, the Guarantors, and any such Subsidiaries.

      (g) Visitation; Field Audit. (a) From time to time, permit the Agent or any of the Banks or any agents or representatives thereof, to examine and make copies of and abstracts from the books and records of, and visit the properties of, the Borrower or any Guarantor and to discuss the affairs, finances and accounts of the Borrower or any Guarantor with any of the respective executive officers or directors of the Borrower or such Guarantor or the Borrower's or such Guarantor's independent accountants.

            (b) From time to time, allow the Bank to conduct, and cooperate with the Bank in connection therewith, a Field Audit. The expense of such Field Audit shall be for the account of the Borrower, provided that as long as no Default or Event of Default exists, Field Audits shall be limited to one per fiscal year of the Borrower during the term of this Agreement and the cost of such Field Audits shall not exceed $5,000.00 in any fiscal year of the Borrower.

            (c) Any Field Audits or other visitations shall be made during normal business hours and on reasonable notice. The Agent shall use its best efforts to preserve the confidentiality of any non-public information obtained by it.

      (h) Performance and Compliance with Other Agreements. Perform and comply with each of the provisions of each and every agreement the failure to perform or comply with which would be reasonably likely to result in a Material Adverse Change in the Borrower or in the Borrower and the Guarantors, taken as a whole.

      (i) Pension Funding. Comply with the following and cause each ERISA Affiliate of the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor to comply with the following:

            (i) engage solely in transactions which would not subject any of such entities to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in either case in an amount in excess of $25,000.00;

            (ii) make full payment when due of all amounts which, under the provisions of any Plan or ERISA, the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate of any of same is required to pay as contributions thereto;

            (iii) all applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder, including but not limited to Section 412 thereof, and all applicable rules, regulations and interpretations of the Accounting Principles Board and the Financial Accounting Standards Board;

            (iv) not fail to make any payments in an aggregate amount greater than $25,000.00 to any Multiemployer Plan that the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

            (v) not take any action regarding any Plan which could result in the occurrence of a Prohibited Transaction.

      (j) Licenses. Maintain at all times, and cause each Subsidiary to maintain at all times, all licenses or permits necessary to the conduct of its business or as may be required by any governmental agency or instrumentality thereof, the failure to maintain would be reasonably likely to result in a Material Adverse Change in the Borrower or in the Borrower and the Guarantors, taken as a whole.

      (k) New Subsidiaries. Cause any Subsidiary of the Borrower or any Guarantor formed after the date of this Agreement, to (x) become a guarantor of all obligations of the Borrower under this Agreement and the other Loan Documents, (y) to secure its obligations with a security interest in all of its personal property (other than rights as lessees under leases for real property) and (z) become a party to this Agreement. The parent company of any such Subsidiary shall pledge its shares in such Subsidiary to the Agent for the benefit of the Banks.

      (l) Agent's Fees. Pay to the Agent (i) an annual administrative fee, and
(ii) those fees (other than the annual administrative fee), in each case as set forth in the Fee Letter.

      (m) Trademarks. The Borrower shall deliver or cause to be delivered to the Bank certified copies of all trademarks owned by the Borrower and the Guarantors within thirty (30) days of the date of this Agreement. The Borrower and the Guarantors, as the case may be, shall enter into a Trademark Security Agreement for each of such trademarks within thirty (30) days of the date hereof.

      (n) Delivery of Certain Information. The Borrower shall deliver or cause to be delivered to the Agent the following not later than June 25, 2004:

            (a) Certified (as of the date of this Agreement) copies of (i) the resolutions of the Board of Directors of the Borrower authorizing the Loans and authorizing and approving this Agreement and the other Loan Documents and the execution, delivery and performance thereof, and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Loan Documents.

            (b) Certified (as of the date of this Agreement) copies of the resolutions of the Boards of Directors and the shareholders of each of the Guarantors, authorizing and approving this Agreement, their Guaranties and any other Loan Document applicable to the Guarantors, and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, their Guaranties and the other Loan Documents.

            (c) A certificate of the Secretary or an Assistant Secretary (attested to by another officer) of the Borrower certifying: (i) the names and true signatures of the officer or officers of the Borrower authorized to sign this Agreement, the Notes and the other Loan Documents to be delivered hereunder on behalf of the Borrower; and (ii) a copy of the Borrower's by-laws as complete and correct on the date of this Agreement.

            (d) A Certificate of the Secretary or an Assistant Secretary (attested to by another officer) of each of the Guarantors certifying (i) the names and true signatures of the officer or officers of the Guarantors authorized to sign this Agreement, their Guaranties and any other Loan Documents to be delivered hereunder on behalf of the Guarantors; (ii) a copy of each of the Guarantors' by-laws as complete and correct on the date of this Agreement; and (iii) the stock ownership of each Guarantor.

            (e) Copies of the certificate of incorporation and all amendments thereto of the Borrower and the Guarantors certified in each case by the Secretary of State (or equivalent officer) of the state of incorporation of each of the Borrower and the Guarantors and a certificate of existence and good standing with respect to the Borrower and the Guarantors from the Secretary of State (or equivalent officer) of the state of incorporation of the Borrower and the Guarantors) and from the Secretary of State (or equivalent officer) of any state in which the Borrower or the Guarantors are authorized to do business.

            (f) An opinion of Anderson, Kill & Olick, P.C., counsel for the Borrower and the Guarantors as to certain matters referred to in Article IV hereof and as to such other matters as the Agent or its counsel may reasonably request.

            (g) From the Borrower and any Guarantor which owns all or any of the stock of another Guarantor or any Subsidiary of the Borrower, a Pledge Agreement granting to the Agent, on behalf of the Banks, a first priority security interest in all of the stock in such Guarantor and/or Subsidiary (other than Gristede's Foods NY Inc.).

            (h) From the Borrower and any Guarantor executing and delivering a Pledge Agreement, the stock certificate(s) for the shares pledged thereunder, together with a stock power executed in blank.

            (i) From the Borrower, copies of all of the Borrower's credit agreements, loan agreements, indentures, mortgages and other documents relating to the extension of credit.

            (j) From the Borrower, a certificate signed by the President or Chief Financial Officer of the Borrower dated as of the date of delivery to the Agent, stating that:

                        (i) The representations and warranties contained in
            Article IV of this Agreement and in the other Loan Documents are true and correct on and as of such date; and

                        (ii) No Default or Event of Default has occurred and is
            continuing as a result of the making of the initial Revolving Credit Loans or the Term Loan.

      SECTION 5.02. Negative Covenants. So long as (i) the Total Commitment shall be in effect or (ii) any amount shall remain outstanding under any of the Notes, neither the Borrower nor any of the Guarantors will, without the written consent of the Required Banks:

      (a) Liens, Etc. Create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

            (i) Liens in favor of the Banks securing Debt permitted by Section 5.02;

            (ii) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

            (iii) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

            (iv) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

            (v) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

            (vi) Liens described in Schedule 5.02(a), provided that no such Liens shall be renewed, extended or refinanced except for the refinance of the then outstanding balance of Debt secured by such Lien;

            (vii) Judgment and other similar Liens arising in connection with court proceedings (other than those described in Section 6.01(f)), provided (i) the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, or (ii) any such judgment is fully covered by insurance;

            (viii) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the Borrower's or a Guarantor's occupation, use and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and

            (ix) Purchase money Liens on any property hereafter acquired or the assumption of any Lien on property (excluding leases for the use or occupation of real property) existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease, provided that:

                  (1) Any property subject to any of the foregoing is acquired by the Borrower or any Guarantor in the ordinary course of its respective business and the Lien on any such property is created contemporaneously with such acquisition;

                  (2) The obligation secured by any Lien so created, assumed, or existing shall not exceed one hundred (100%) percent of lesser of cost or fair market value of the property acquired as of the time of the Borrower or any Guarantor acquiring the same;

                  (3) Each such Lien shall attach only to the property so acquired and fixed improvements thereon;

                  (4) The Debt secured by all such Liens shall not exceed $20,000,000.00 at any time outstanding in the aggregate (including without limitation $5,000,000.00 in Capital Lease obligations to Commerce Bank); and

                  (5) The obligation secured by such Lien is permitted by the provisions of Section 5.02(b) and the related expenditure is permitted by the provisions of Section 5.03(b).

            (x) Leasehold mortgage liens against stores 413 and/or 599.

            (xi) Liens for permitted Debt to United Acquisition Corp. and other Affiliates.

            (xii) Liens granted to Otten & Golden, as attorneys for Faty Ansoumana, et al. and National Employment Law Project acting as agents for Faty Ansoumana, et al. in settlement of certain litigation against the Borrower which have been subordinated to the Lien of the Agent.

      (b) Debt. Create, incur, assume, or suffer to exist, any Debt, except:

            (i) Debt of the Borrower under this Agreement or the Notes;

            (ii) Debt described in Schedule 5.02(b), provided that no such Debt shall be renewed, extended or refinanced except for the refinance of the then outstanding balance of such Debt;

            (iii) Accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), in each case incurred and paid in the ordinary course of business, unless contested in good faith and by appropriate proceedings;

            (iv) Debt of the Borrower or any Guarantor secured by purchase money Liens permitted by Section 5.02(a)(ix);

            (v) Unsecured intercompany Debt among the Borrower and its Affiliates; and

            (vi) Secured intercompany Debt among the Borrower and its Affiliates, provided a subordination agreement satisfactory to the Agent and the Banks has been executed.

      (c) Lease Obligations. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any real or personal property, except (i) Capital Leases permitted by Section 5.02(a); (ii) leases existing on the date of this Agreement and any extensions or renewals thereof; (iii) leases for the use and occupancy of real property (other than leases described in clause (i) or (ii)) which do not, in the aggregate, require the Borrower and the Guarantors to make payments (including taxes, insurance, maintenance, and similar expenses which the Borrower or any Guarantor is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of $3,000,000.00 during each fiscal year of the Borrower, it being the intent of this clause (iii) that the Borrower may enter into such leases which add not more than such amounts of incremental "Average Annual Cost" in each fiscal year, and (iv) all other operating leases (other than leases described in (i), (ii) or (iii)), which do not, in the aggregate, require the Borrower and the Guarantors to make annual payments under such leases in excess of $1,500,000.00 in the aggregate over the term of this Agreement. For purposes hereof, "Average Annual Cost" shall mean the total amount to be paid by the lessee under any lease over the term of such lease, for any and all purposes, including rent, escalations, taxes, operating costs, pass throughs, electric and other utility costs, commissions, build-outs, and all other amounts payable to or for the benefit of the lessor divided by the term of the lease, in years.

      (d) Merger. Merge into, or consolidate with or into, or have merged into it, any Person (for the purpose of this subsection (d), the acquisition or sale by the Borrower or any Guarantor by lease, purchase or otherwise, of all, or substantially all, of the common stock or the assets of any Person or of it shall be deemed a merger of such Person with the Borrower or any Guarantor) other than a merger of a Subsidiary into its parent corporation or a Subsidiary into a Subsidiary; provided, however, that the Borrower may merge with an Affiliate in a "going private transaction", in which the Borrower shall be the surviving corporation.

      (e) Sale of Assets, Etc. Sell, assign, transfer, lease or otherwise dispose of any of its assets, (including a saleleaseback transaction) with or without recourse, except for (i) inventory disposed of in the ordinary course of business; (ii) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (iii) upon notice to the Agent, rights as a tenant under leases of real estate provided that (x) not more than one (1) such lease shall be sold during each fiscal year of the Borrower and (y) the Borrower complies with the provisions of Section 2.14(c) of this Agreement.

      (f) Investments, Etc. Make any Investment other than Permitted
Investments.

      (g) Transactions With Affiliates. Except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's, a Guarantor's or a Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower, or the Guarantor or the Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate.

      (h) Prepayment of Outstanding Debt. Pay, in whole or in part, any outstanding Debt (other than the Loans) of the Borrower or any Guarantor which by its terms is not then due and payable.

      (i) Guarantees. Guaranty, or in any other way become directly or contingently obligated for any Debt of any other Person (including any agreements relating to working capital maintenance, take or pay contracts or similar arrangements) other than (i) the endorsement of negotiable instruments for deposit in the ordinary course of business; (ii) guarantees existing on the date hereof and set forth in Schedule 5.02(i) annexed hereto; (iii) guarantees of Debt permitted hereunder or (iv) guarantees by a Credit Party of any obligation of any other Credit Party provided the incurrence of such obligation does not result in a Default or an Event of Default.

      (j) Change of Business. Materially alter the nature of its business.

      (k) Fiscal Year. Change the ending date of its fiscal year.

      (l) Losses. Incur a net loss for any fiscal year other than a net loss not exceeding $2,000,000 for the fiscal year ending November 28, 2004.

      (m) Accounting Policies. Change any accounting policies, except as permitted by GAAP.

      (n) Change of Tax Status. Change its tax reporting status as a C corporation.

      (o) Change in Ownership. Fail or cease to maintain the ownership by John Catsimatidis, directly or indirectly, of a majority of such classes of voting stock of the Borrower and the Guarantors such as would enable the holder thereof to elect a majority of the members of the Board of Directors of the Borrower and each Guarantor.

      (p) Management. Fail to retain John Catsimatidis in a reasonably active full time capacity in the management of the Borrower and Guarantors.

      (q) Hazardous Material. The Borrower, each Guarantor and each Subsidiary of the Borrower or a Guarantor shall not cause or permit any property owned or occupied by the Borrower, any Guarantor or any such Subsidiary to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations nor shall the Borrower, any Guarantor or any such Subsidiary cause or permit, as a result of any intentional or unintentional act or omission on the part of the Borrower, any Guarantor or any such Subsidiary or any tenant or subtenant, a release of Hazardous Materials onto any property owned or occupied by the Borrower, any Guarantor or any such Subsidiary or onto any other property. The Borrower, each Guarantor and each such Subsidiary shall not fail to comply with all applicable federal, state and local laws, ordinances, rules and regulations, whenever and by whomever triggered, and shall not fail to obtain and comply with, any and all approvals, registrations or permits required thereunder. The Borrower and the Guarantors shall execute any documentation reasonably required by the Agent in connection with the representations, warranties and covenants contained in this paragraph and Section 4.01 of this Agreement.

      (r) New Store Locations. The Borrower, Guarantors and their respective Subsidiaries and Affiliates shall not open any new store locations during fiscal year 2004, and shall not open more than one (1) store during any other fiscal year.

      SECTION 5.03. Financial Requirements. So long as (i) the Total Commitment shall be in effect or (ii) any amount shall remain outstanding under any of the
Notes:

      (a) Minimum Consolidated Tangible Net Worth. The Borrower and Guarantors will maintain at all times a Consolidated Tangible Net Worth ("TNW") plus Subordinated Debt of not less than the following, to be tested quarterly at the end of each fiscal quarter:

      Date/Fiscal Year Ending ("FYE")                Minimum TNW
      -------------------------------                -----------

      The first
      three quarters of FYE 2004                     $22,000,000.00

      End FYE 2004 through the first
      three fiscal quarters of FYE 2005              $22,000,000.00

      End of FYE 2005 and through the first
      three fiscal quarters of FYE 2006              $23,000,000.00

      End of FYE 2006 and
      at all times thereafter                        $24,500,000.00

      (b) Maximum Consolidated Cash Capital Expenditures. The Borrower, the Guarantors and their respective Subsidiaries will not make Consolidated Cash Capital Expenditures during any fiscal year in excess of $3,500,000.00 (the "Permitted Consolidated Cash Capital Expenditures").

      (c) Leverage Ratio. The Borrower and the Guarantors will at all times maintain a Leverage Ratio of not greater than the following, to be tested quarterly at the end of each fiscal quarter:

      Date/Fiscal Year Ending                        Maximum Leverage Ratio
      -----------------------                        ----------------------

      The first
      three quarters of FYE 2004                     4.75 to 1.0

      End of FYE 2004 and through the first
      three fiscal quarters of FYE 2005              4.25 to 1.0

      End of FYE 2005 and through the first
      three fiscal quarters of FYE 2006              3.75 to 1.0

      End of FYE 2006 and at
      all times thereafter                           3.50 to 1.0

      (d) Fixed Charge Coverage Ratio. The Borrower and Guarantors will maintain at all times, on a consolidated basis, a minimum Fixed Charge Coverage Ratio of not less than the following, such ratio to be tested quarterly on a rolling four quarter basis at the end of each fiscal quarter:

      Date/Fiscal Year Ending                        Fixed Charge Coverage Ratio
      -----------------------                        ---------------------------

      The first
      three quarters of FYE 2004                     1.10 to 1.0

      End of FYE 2004 and through the first
      three fiscal quarters of FYE 2005              1.10 to 1.0

      End of FYE 2005 and thereafter                 1.15 to 1.0

      (e) Minimum EBITDA. The Borrower and the Guarantors shall have minimum EBITDA of not less than the following, to be tested annually at the end of each fiscal year:

      Fiscal Year Ending                             Minimum EBITDA
      ------------------                             --------------

      FYE 2004                                       $13,500,000
      FYE 2005                                       $14,500,000
      FYE 2006 and thereafter                        $15,000,000

                                   ARTICLE VI

                                EVENTS OF DEFAULT

      SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

      (a) The Borrower shall fail to pay any installment of principal of, or interest on, any of the Notes when due, or any fees or other amounts owed in connection with this Agreement; or

      (b) Any representation or warranty made by the Borrower or any Guarantor herein or in the Loan Documents or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

      (c) The Borrower or any Guarantor shall fail to perform any term, covenant, or agreement contained in this Agreement or in any other Loan Document (other than the Notes) on its part to be performed or observed; or

      (d) The Borrower, any Guarantor, or any Subsidiary of the Borrower or a Guarantor shall fail to pay any Debt in a minimum outstanding principal balance of $250,000.00 (excluding Debt evidenced by the Notes) of the Borrower, any Guarantor or any such Subsidiary (as the case may be), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

      (e) The Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any Guarantor or any such Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and if instituted against the Borrower, any Guarantor or any such Subsidiary shall remain undismissed for a period of 30 days; or the Borrower, any Guarantor or any such Subsidiary shall take any action to authorize any of the actions set forth above in this subsection (e); or

      (f) Any judgment or order or combination of judgments or orders for the payment of money, in excess of $500,000.00 in the aggregate, which sum shall not be subject to full, complete and effective insurance coverage, shall be rendered against the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 90 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

      (g) Any Guarantor shall fail to perform or observe any term or provision of its Guaranty or any representation or warranty made by any Guarantor (or any of its officers or partners) in connection with such Guarantor's Guaranty shall prove to have been incorrect in any material respect when made; or

      (h) Any of the following events occur or exist with respect to the Borrower, any Guarantor, any Subsidiary of the Borrower or a Guarantor, or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution of the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Agent subject the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceeds or may exceed $500,000.00; or

      (i) This Agreement or any other Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect in all material respects or shall be declared to be null and void, or the validity or enforceability of any document or instrument delivered pursuant to this Agreement shall be contested by the Borrower, any Guarantor or any party to such document or instrument or the Borrower, any Guarantor or any party to such document or instrument shall deny that it has any or further liability or obligation under any such document or instrument; or

      (j) An event of default specified in any Loan Document other than this Agreement shall have occurred and be continuing.

      SECTION 6.02. Remedies on Default. Upon the occurrence and continuance of an Event of Default the Agent may, and at the request of the Required Banks shall, by notice to the Borrower take any or all of the following actions: (i) terminate the Commitment, (ii) declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Commitment shall be terminated, the Notes, all such interest, and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (iii) proceed to enforce its rights whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement or any Loan Document, or in aid of the exercise of any power granted in either this Agreement or any Loan Document or proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of its rights, or proceed to enforce any other legal or equitable right which the Agent or the Banks may have by reason of the occurrence of any Event of Default hereunder or under any Loan Document, provided, however, upon the occurrence of an Event of Default referred to in
Section 6.01(e), the Commitment shall be immediately terminated, the Notes, all interest thereon, and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. Any amounts collected pursuant to action taken under this Section 6.02 shall be applied to the payment of, first, any costs incurred by the Agent in taking such action, including but without limitation reasonable attorneys fees and expenses, second, to payment of the accrued interest on the Notes and third, to payment of the unpaid principal of the Notes.

      SECTION 6.03. Remedies Cumulative. No remedy conferred upon or reserved to the Agent or the Banks hereunder or in any Loan Document is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or any Loan Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Agent or the Banks to exercise any remedy reserved in this Article VI, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Agreement or in any Loan Document.

                                   ARTICLE VII

                  THE AGENT; RELATIONS AMONG BANKS AND BORROWER

      SECTION 7.01. Appointment, Powers and Immunities of Agent. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document, and shall not by reason of this Agreement be a trustee or fiduciary for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or the Guarantors, or any officer or official of the Borrower or Guarantors, or any of them, or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, except as explicitly provided herein, or for the failure by the Borrower, the Guarantors, or any of them to perform any of their or its respective obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Except as otherwise explicitly provided herein, neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible to any Bank for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or wilful misconduct. The Borrower shall pay any fee agreed to in writing by the Borrower and the Agent with respect to the Agent's services hereunder.

      SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent with reasonable care. The

Agent may deem and treat each Bank as the holder of the Loans made by it for all purposes hereof unless and until a notice of the permitted transfer thereof satisfactory to, the Agent signed by such Bank shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

      SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans) unless the Agent has actual knowledge of any Default or Event of Default or has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of, or otherwise has actual knowledge of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 7.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

      SECTION 7.04. Rights of Agent as a Bank. With respect to the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent or any Bank and their respective Affiliates may (without having to account therefor to any other Bank except as otherwise expressly provided in this Agreement) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower, the Guarantors or any of them (and any of their Affiliates);

provided that no payment or lien priority shall be given to the Agent or to any Bank for any other transaction without the express written approval of all of the other Banks. In the case of Citibank, it may do so as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower, the Guarantors or any of them for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent or a Bank or any of their respective Affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower, the Guarantors, their Affiliates and such other Persons, neither the Agent nor such Bank shall have any duty to the other Banks or the Agent to disclose such information to the other Banks or the Agent except as otherwise provided herein with respect to the occurrence of an Event of Default.

      SECTION 7.05. Indemnification of Agent. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 8.04 or under the applicable provisions of any other Loan Document, but without limiting the obligations of the Borrower and Guarantors under Section 8.04 or such provisions), ratably in accordance with their respective percentages of the Total Commitment (without giving effect to any participation in all or any portion of the Total Commitment sold by them to any other Person), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower and Guarantors are obligated to pay under Section 8.04 or under the applicable provisions of any other Loan Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incidental to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the party to be indemnified.

      SECTION 7.06. Documents. It is the responsibility of the Borrower to forward to each Bank, on or before the due dates set forth herein, a copy of each report, notice or other document required by this Agreement or any other Loan Document to be delivered to the Agent. The Agent is not responsible for forwarding such information to the Banks.

      SECTION 7.07. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, the Guarantors and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or Guarantors of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower, the Guarantors or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to any other Bank to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower, the Guarantors or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or of its Affiliates. The Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, or record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to any Person.

      SECTION 7.08. Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 7.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      SECTION 7.09. Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent which shall have an office in New York State and shall be subject to the reasonable approval of the Borrower. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in New York, New York. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a Successor Agent promptly so notify the Borrower, the Guarantors and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation as Agent, the provisions of this Article 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

      SECTION 7.10. Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior written consent thereto.

      SECTION 7.11. Liability of Agent. The Agent shall not have any liabilities or responsibilities to the Borrower, the Guarantors or any of them on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower, the Guarantors or any of them to perform their or its obligations hereunder or under any other Loan Document.

      SECTION 7.12. Transfer of Agency Function. Without the consent of the Borrower, the Guarantors or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Borrower, the Guarantors and the Banks thereof.

      SECTION 7.13. Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

      SECTION 7.14. Several Obligations and Rights of Banks. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank.

      SECTION 7.15. Pro Rata Treatment of Loans, Etc. Except to the extent otherwise provided, each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such Interest Period held by such Banks.

      SECTION 7.16. Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means, it shall share such payment with the other Banks and the amount of such payment shall be applied to reduce the Loans of all the Banks pro rata in accordance with the unpaid principal on the Loans held by each of them, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Banks shall make appropriate adjustments among themselves if such payment is rescinded or must otherwise be restored. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower. Notwithstanding the foregoing or any other provision of this Agreement, no right or remedy of any Bank relating to any assets of the Borrower (including real property, improvements or fixtures) not covered by this Agreement or the Loan Documents shall in any way be affected by this Agreement or otherwise with respect to any other indebtedness of the Borrower to any of the Banks.

      SECTION 7.17. Nonreceipt of Funds by Agent. Unless the Agent shall have received notice from a Bank prior to the date on which such Bank is to provide funds to the Agent for a Loan to be made by such Bank that such Bank will not make available to the Agent such funds, the Agent may assume that such Bank has made such funds available to the Agent on the date of such Loan, and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such funds available to the Agent, such Bank agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Prime Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan for purposes of this Agreement. If such Bank does not pay such corresponding amount forthwith upon Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the rate of interest applicable at the time to such proposed Loan.

      Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Prime Rate.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.01. Amendments. Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Guarantors, the Agent and the Required Banks, and any provision of this Agreement may be waived by the Borrower (if such provision requires performance by the Agent or the Banks) or by the Agent acting with the consent of the Required Banks (if such provision requires performance by the Borrower); provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (a) increase or extend the term of the Revolving Credit Commitment or the Total Commitment or the Loans,
(b) extend the date fixed for the payment of principal of or interest on any Loan, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) alter the terms of this Section 8.01, (e) amend the definition of the term "Required Banks", (f) change the fees payable to any Bank except as otherwise provided herein, (g) permit the Borrower to transfer or assign any of its obligations hereunder or under the Loan Documents, (h) amend the provisions of Article 7 hereof, (i) release the Individual Guarantor from his Guaranty or amend any of the provisions thereof, (j) release any Guarantor from its Guaranty or amend any of the provisions thereof, (k) give any payment priority to any Person (including any of the Banks) over amounts due in connection with the Loans, or
(l) release any Collateral (other than as permitted by the Security Agreement). No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed via certified mail, telegraphed, sent by overnight mail delivery service, sent by facsimile or delivered, if to the Borrower or any Guarantor, at the address of the Borrower or Guarantor, as the case may be, set forth at the beginning of this Agreement with a copy to Martin Bring, Esq. of Anderson, Kill $ Olick, P.C., 1251 Avenue of the Americas, New York, New York 10020 and if to the Agent or any Bank, at the address of the Agent or such Bank set forth at the beginning of this Agreement to the attention of Gristede's Foods, Inc. Account Officer, or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this Section 8.02 to the other parties. All such notices and communications shall be effective when mailed, telegraphed or delivered, except that notices to the Bank shall not be effective until received by the Bank.

      SECTION 8.03. No Waiver, Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right, power or remedy under any Loan Document, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

      SECTION 8.04. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable out of pocket costs and expenses of the Agent in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and any other Loan Documents, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Banks as to their respective rights and responsibilities under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement, the Notes and any other Loan Documents. The Borrower shall at all times protect, indemnify, defend and save harmless the Agent and the Banks from and against any and all claims, actions, suits and other legal proceedings, and liabilities, obligations, losses, damages, penalties, judgments, costs, expenses or disbursements which the Agent or the Banks may, at any time, sustain or incur by reason of or in consequence of or arising out of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The Borrower acknowledges that it is the intention of the parties hereto that this Agreement shall be construed and applied to protect and indemnify the Agent and the Banks against any and all risks involved in the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent or any Bank's gross negligence or willful misconduct. The provisions of this Section 8.04 shall survive the payment of the Notes and the termination of this Agreement.

      SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the declaration of the making of the Notes due and payable pursuant to the provisions of Section 6.02, the Banks each are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Banks to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower or any Guarantor now or hereafter existing under this Agreement and the Notes, irrespective of whether or not the Agent or the Banks shall have made any demand under this Agreement or the Term Loan Notes and although such obligations may be unmatured. The rights of the Banks under this Section are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Agent and the Banks may have.

      SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors, the Agent and the Banks.

      SECTION 8.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

      (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Pro Rata Share of the Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement. An assignment or other transfer which is not permitted by subsection
(c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

      (c) (i) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $4,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with, so long as no Default or Event of Default has occurred and is continuing, (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld, and the Agent; provided that if an Assignee is an affiliate of such transferor Bank, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.

            (ii) Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note or Notes is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500.00. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any Unites States federal income taxes in accordance with Section 7.13.

      (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

      SECTION 8.08. Further Assurances. The Borrower and each Guarantor agree at any time and from time to time at its expense, upon request of the Agent, the Banks or their respective counsel, to promptly execute, deliver, or obtain or cause to be executed, delivered or obtained any and all further instruments and documents and to take or cause to be taken all such other action the Agent or any Bank may reasonably deem desirable in obtaining the full benefits of this Agreement.

      SECTION 8.09. Section Headings, Severability, Entire Agreement. Section and subsection headings have been inserted herein for convenience only and shall not be construed as part of this Agreement. Every provision of this Agreement and each Loan Document is intended to be severable; if any term or provision of this Agreement, any Loan Document, or any other document delivered in connection herewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All exhibits and schedules to this Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement and the exhibits and schedules attached hereto embody the entire Agreement and understanding between the Borrower, the Guarantors, the Agent and the Banks and supersede all prior agreements and understandings relating to the subject matter hereof provided, however, that to the extent that the provisions of the Fee Letter are not inconsistent with the provisions of this Agreement and the other Loan Documents but are cumulative with respect thereto, such provisions of the Fee Letter shall survive the execution and delivery of this Agreement.

      SECTION 8.10. Governing Law. This Agreement, the Notes and all other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York.

      SECTION 8.11. Waiver of Jury Trial. The Borrower, each Guarantor, the Agent and the Banks waive all rights to trial by jury on any cause of action directly or indirectly involving the terms, covenants or conditions of this Agreement or any Loan Document.

      SECTION 8.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


CITIBANK, N.A., as Agent


By:
   -------------------------------
   Anthony V. Pantina
   Vice President


CITIBANK, N.A.


By:
   -------------------------------
   Anthony V. Pantina
   Vice President


ISRAEL DISCOUNT BANK OF NEW YORK


By:
   -------------------------------
   Name:
   Title:


By:
   -------------------------------
   Name:
   Title:


BANK LEUMI USA


By:
   -------------------------------
   Name:
   Title:


By:
   -------------------------------
   Name:
   Title:


GRISTEDE'S FOODS, INC.


By:
   -------------------------------
   John Catsimatidis
   Chief Executive Officer


CITY PRODUCE OPERATING CORP.


By:
   -------------------------------
   John Catsimatidis
   President

NAMDOR INC.


By:
   -------------------------------
   John Catsimatidis
   President


GRISTEDE'S FOODS NY, INC.


By:
   -------------------------------
   John Catsimatidis
   President


GRISTEDE'S DELIVERY SERVICE INC.


By:
   -------------------------------
   John Catsimatidis
   President